FILED PURSUANT TO RULE 424(b)(4)

UNDER THE SECURITIES ACT OF 1933

IN CONNECTION WITH

REGISTRATION NO. 333-265466

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement, dated September 14, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated June 17, 2022)

20,000,000 Ordinary Shares

Genius Sports Limited

This prospectus relates to the offer and sale by the selling shareholder (the “selling shareholder”) of 20,000,000 ordinary shares, $0.01 par value (the “ordinary shares”) All of the shares offered by the selling shareholder pursuant to this prospectus will be sold by the selling shareholder for its own account. We will not receive any of the proceeds from such sales.

Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “GENI.” The last reported sale price of our ordinary shares on NYSE on September 13, 2023 was $6.04 per share.

An investment in our ordinary shares involves various risks and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-4 of this prospectus supplement and the matters discussed in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to the selling shareholder	$	$

(1)	We have agreed to reimburse the underwriter for certain expenses. See “Underwriting.”

The selling shareholder has granted the underwriter an option for a period of 30 days from the date of this prospectus to purchase up to an additional 3,000,000 ordinary shares. See “Underwriting” for more information.

Delivery of the ordinary shares is expected to be made on or about              , 2023.

Goldman Sachs & Co. LLC

The date of this prospectus supplement is             , 2023.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-265466) that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which provides more general information about our securities that may be offered from time to time, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before investing in our ordinary shares. This prospectus supplement may add or update information contained in the prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither we, the selling shareholder nor the underwriter have authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we, the selling shareholder nor the underwriter take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we, the selling shareholder nor the underwriter are making an offer to sell the ordinary shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated or deemed to be incorporated by reference herein or therein or any free writing prospectus that we may provide you in connection with this offering is accurate on any date after the respective dates of those documents or, in the case of documents incorporated by reference or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus, after the respective dates those documents were filed with the SEC. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those respective dates.

For investors outside the United States: neither we, the selling shareholder nor the underwriter have done anything that would permit the possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus outside the United States.

Certain amounts that appear in this prospectus may not sum due to rounding.

S-ii

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus supplement or the context otherwise requires, references to:

“Apax Funds Investment” means Topco’s acquisition of all of the issued and outstanding equity interests of Genius Sports Group Limited on September 7, 2018, following of which Genius Sports Group Limited, inclusive of its wholly-owned subsidiaries, became wholly-owned subsidiaries of Topco.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of October 27, 2020, by and among dMY Technology Group, Inc. II (“dMY”), Maven Topco Limited (“TopCo”), Maven Midco Limited, Genius, Genius Merger Sub, Inc. and dMY Sponsor II, LLC (“Sponsor”), as may be amended from time to time.

“Company” or “Genius” means Genius Sports Limited.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FanHub Acquisition” means the Company’s acquisition of FanHub Media Holdings Pty Ltd, which closed on June 9, 2021.

“Genius Board” means the board of directors of Genius.

“Genius Option Plan” means that certain option plan established by Genius before the Listing.

“Genius ordinary shares” means the ordinary shares of Genius, par value $0.01.

“Listing” means the Business Combination and the Company’s listing on the NYSE on April 21, 2021.

“License Agreement” means that certain License Agreement, dated April 26, 2021, by and between Genius and NFL Enterprises LLC (“NFL Enterprises”).

“NFL Warrants” means the warrants issued to NFL Enterprises, with each such warrant entitling the holder thereof to purchase one Genius ordinary share at a price of $0.01 per Genius ordinary share.

“NYSE” means the New York Stock Exchange.

“Restricted Shares” means Genius ordinary shares that are subject to the vesting and restrictions as set forth in the terms of their issuance.

“SEC” means the United States Securities and Exchange Commission.

“Second Spectrum Acquisition” means the Company’s acquisition of Second Spectrum, Inc., which closed on June 15, 2021.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscription Agreements” means that certain subscription agreements, each dated October 27, 2020, that Genius and dMY entered into with each of certain accredited and institutional investors (the “PIPE Investors”), pursuant to which such PIPE Investors have subscribed to purchase an aggregate of 33,000,000 Genius ordinary shares, for a purchase price of $10.00 per share, for an aggregate purchase price of $330,000,000, to be issued immediately prior to or substantially concurrently with the closing of the Business Combination.

S-iii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with, or furnish to, it. This means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC, or information that we later furnish to the SEC (if such information is expressly incorporated by reference into this prospectus supplement or the accompanying prospectus), prior to the termination of this offering will also be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede previously filed or furnished information, including information contained in this document. We hereby incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2023 (the “2022 Form 20-F”);

•

the description of the securities contained in our registration statement on Form 8-A filed on April 19, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•	Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on May 9, 2023.

•	Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on August 7, 2023, as amended by Amendment No. 1 to our Report on Form 6-K/A furnished to the SEC on September 14, 2023.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and Reports on Form 6-K that we furnish to the SEC, in each case, after the date of this prospectus supplement and before the termination of this offering (with respect to Reports on Form 6-K, if they state that they are incorporated by reference into this prospectus supplement or the accompanying prospectus). In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.

Unless expressly incorporated by reference, nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus as well as the information we previously filed or furnished with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above-mentioned filings or any subsequent filing we incorporate by reference into this prospectus supplement by writing or telephoning us at the following address:

Genius Sports Group

27 Soho Square, 1st Floor

London X0 W1D 3QR, United Kingdom

+44 (0) 20 7851 4060

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read all such documents carefully, and you should pay special attention to the information contained under the section entitled “Risk Factors” in this prospectus summary, the accompanying prospectus, our most recent Annual Report on Form 20-F and other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to buy our securities.

For purposes of this section, unless otherwise indicated or the context otherwise requires, all references to “Genius,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to (i) Genius Sports Limited and its consolidated subsidiaries after the Listing, (ii) Maven Topco Limited and its consolidated subsidiaries prior to the Listing and after the Apax Funds Investment and (iii) Genius Sports Group Limited and its consolidated subsidiaries prior to the Apax Funds Investment. Genius Sports Limited, previously known as Galileo NewCo Limited, is the combined company in connection with the Business Combination, in which shareholders of Genius and dMY exchanged their shares for shares in Genius Sports Limited.

THE COMPANY

Our Company

Genius is a B2B provider of scalable, technology-led products and services to the sports, sports betting and sports media industries. Genius is a fast-growing business with significant scale, distribution and an expanding addressable market and opportunity.

Genius’ mission is to be the official data, technology and commercial partner that powers the global ecosystem connecting sports, betting and media. In doing so, the Company creates engaging and immersive fan experiences while simultaneously providing sports leagues with reliable and sustainable revenue streams.

Genius sits at the heart of the global sports betting ecosystem where the Company has deep, critical relationships with over 400 sports leagues and federations, over 750 sportsbook brands and over 170 marketing customers (which includes some of the aforementioned sportsbook brands).

The legal name of the Company is Genius Sports Limited. The Company was incorporated under the laws of Guernsey as a non-cellular company limited by shares on October 21, 2020. The Company’s registered office in Guernsey is PO Box 656, East Wing, Trafalgar Court, Les Banques, St Peter Port, Guernsey GY1 3PP. The address of the principal executive office of the Company is Genius Sports Group, 27 Soho Square, 1st Floor, London X0 W1D 3QR, United Kingdom, and the telephone number of the Company is +44 (0) 20 7851 4060.

Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is https://geniussports.com. The information contained on, or accessible from, or hyperlinked to, our website is not a part of this prospectus and you should not consider information on our website to be part of this prospectus.

Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in our periodic reports, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved (to the extent applicable to a foreign private issuer). If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (i) following the fifth anniversary of the closing of dMY’s initial public offering, (ii) in which we have total annual gross revenues of at least $1.235 billion or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as (i) more than 50% of our outstanding voting securities are held by U.S. residents and (ii) any of the following three circumstances applies: (A) the majority of our executive officers or directors are U.S. citizens or residents, (B) more than 50% of our assets are located in the United States or (C) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.

Recent Developments

On September 14, 2023, the Company entered into an amendment to the Amended and Restated Investor Rights Agreement pursuant to which the Company and the other parties thereto agreed to (i) upon commencement of this offering, amend the percentage of ordinary shares held by Mr. Locke, the Company’s Chief Executive Officer and a Director, that he may transfer by way of a pledge or other security interest (but not a sale of such shares) from 40% to 60% of the Registrable Securities (as defined in the Amended and Restated Investor Rights Agreement) held by him and (ii) upon the closing of this offering, release the restriction in the Amended and Restated Investor Rights Agreement that limits the percentage of ordinary shares held by Mr. Locke that he may transfer by way of a pledge or other security interest (but not a release of the restrictions with respect to sales of such shares). Mr. Locke’s lock-up agreement with Goldman Sachs & Co. LLC, the underwriter, does not permit him to pledge more than 60% of his ordinary shares during the 60-day lock-up period without the consent of Goldman Sachs & Co. LLC.

THE OFFERING

The following contains basic information about the ordinary shares being offered by this prospectus supplement and the accompanying prospectus and is not complete. It does not contain all of the information that is important to you. For additional information, please refer to the sections entitled “Underwriting” and “Material Tax Considerations” in this prospectus supplement and “Description of Securities” in the accompanying prospectus.

Issuer	Genius Sports Limited.

Ordinary Shares Offered by the Selling Shareholder	20,000,000 ordinary shares.

Option to Purchase Additional Ordinary Shares	The selling shareholder has granted the underwriter an option for a period of 30 days from the date of this prospectus to purchase up to an additional 3,000,000 ordinary shares. See “Underwriting” for more information.

Ordinary Shares Outstanding	216,627,899 ordinary shares.

Use of Proceeds	The selling shareholder will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of ordinary shares by the selling shareholder in this offering.

Dividend policy	We have not paid any cash dividends on our ordinary shares to date. The Genius Board intends to evaluate adopting a policy of paying cash dividends. In evaluating any dividend policy, the Genius Board must consider Genius’ financial condition and may consider results of operations, certain tax considerations, capital requirements, alternative uses for capital, industry standards and economic conditions. Whether Genius adopts such a dividend policy and the frequency and amount of any dividends declared on the Genius ordinary shares will be within the discretion of the Genius Board.

NYSE listing symbol	Our ordinary shares are currently listed on NYSE under the symbol “GENI.”

Risk Factors	An investment in our ordinary shares involves various risks and prospective investors should carefully consider the matters discussed under the caption entitled “Risk Factors” beginning on page S-4 of this prospectus supplement and “Item 3.D. Risk Factors” in the 2022 Form 20-F, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information included, or incorporated by reference, into this prospectus supplement and the accompanying prospectus, before making a decision to invest in the ordinary shares.

Unless we specifically state otherwise or the context otherwise requires, the share information in this prospectus is as of September 8, 2023, and excludes:

•	18,500,000 of our ordinary shares issuable upon the exercise of NFL Warrants (along with the redemption and cancellation of an equal number of B shares) outstanding as of September 8, 2023;

•	331,852 of ordinary shares issuable upon the exercise of outstanding options; and

•	15,190,856 of ordinary shares reserved for issuance under the Genius Sports Limited 2022 Equity Incentive Plan.

RISK FACTORS

Investing in the ordinary shares involves risks. Before acquiring any ordinary shares pursuant to this prospectus supplement and the accompanying prospectus, you should carefully consider the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus that we may provide you in connection with this offering, including, without limitation, the risks set forth in the 2022 Form 20-F. The occurrence of any of these risks could materially and adversely affect our business, financial condition, liquidity, results of operations, funds from operations and prospects, as well as the trading price of our ordinary shares, and might cause you to lose all or a part of your investment in our ordinary shares. Please also refer to the sections “Cautionary Statement Regarding Forward-Looking Statements” and “Incorporation of Certain Information by Reference” for more information.

Risks Related to this Offering and Our Ordinary Shares

The market price of Genius’s securities may decline, and you may not be able to resell Genius’s securities at or above the price at which you purchased them.

Adverse developments affecting financial markets and economies throughout the world, including fluctuation in stock markets resulting from, among other things, trends in the economy as a whole, a general tightening of availability of credit, decreased liquidity in certain financial markets, increased interest rates, foreign exchange fluctuations, increased energy costs, acts of war or terrorism, transportation disruptions, severe weather events and other natural disasters, declining consumer confidence, sustained high levels of unemployment or significant declines or volatility in stock markets, as well as concerns regarding pandemics, epidemics and the spread of contagious diseases, may further reduce spending on sporting events, sports betting and marketing services and may negatively affect the sports, entertainment and sports betting industries. Any one of these developments could have a material adverse effect on our and our customers’, suppliers’ and vendors’ business, financial condition, results of operations and prospects.

The market price of Genius ordinary shares has declined from their listing date. The market values of Genius ordinary shares in the future may vary significantly from the date of this prospectus supplement or the time you purchased them. The trading market for Genius ordinary shares may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us, or provide favourable coverage. If one or more analysts downgrade our ordinary shares, or change their opinion of our ordinary shares, our share price may decline. In addition, if one or more analysts cease coverage or fail to regularly publish reports on us, our share price or trading volume may decline.

In addition, fluctuations in the price of Genius ordinary shares could contribute to the loss of all or part of your investment. Prior to April 20, 2021, there had not been a public market for Genius ordinary shares. Accordingly, the valuation ascribed to Genius may not be indicative of the price that will prevail in the trading at any given time. If an active market for Genius’s securities continues, the trading price of Genius ordinary shares could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Genius’s control. Any of the factors listed below could have a material adverse effect on your investment in Genius ordinary shares, and Genius ordinary shares may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Genius ordinary shares may not recover and may experience a further decline.

Factors affecting the trading price of Genius ordinary shares may include:

•	actual or anticipated fluctuations in Genius’s quarterly financial results or the quarterly financial results of companies perceived to be similar to Genius;

•	changes in the market’s expectations about Genius’s operating results;

•	changes in the market’s valuation multiple ascribed to Genius and its industry;

•	Genius’s high beta as a growth, technology, and gaming business, which increases its sensitivity to fluctuations in market risk sentiment;

•	block trades, dark pools, and other non-publicly traded exchanges;

•	success of competitors;

•	Genius’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning Genius or the industries in which Genius operates in general;

•	operating and share price performance of other companies that investors deem comparable to Genius;

•	Genius’s ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting Genius’s business;

•	concerns over customers business or the wider consumer market for sportsbooks;

•	commencement of, or involvement in, litigation involving Genius;

•

changes in Genius’s capital structure, such as future issuances of securities (including, but not limited to, pursuant to stock option plans and other equity compensation arrangements available to officers, directors or employees, or other equity issuance transactions for which Genius, as a foreign private issuer, is not required by NYSE corporate governance listing standards to seek shareholder approval) or the incurrence of additional debt;

•	changes in significant shareholding;

•	the volume of Genius ordinary shares available for public sale;

•	any major change in Genius’s management or Board of Directors;

•	social, environmental or governance factors relating to our relationship to sportsbooks or otherwise;

•	sales of substantial amounts of Genius ordinary shares by Genius’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, inflation, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of Genius ordinary shares irrespective of Genius’s operating performance. The stock market in general, and NYSE, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Genius ordinary shares, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to Genius could depress its share price, regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of Genius ordinary shares could also adversely affect Genius’s ability to issue additional securities and its ability to obtain additional financing in the future.

Techniques employed by short sellers may drive down the market price of our ordinary shares

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short seller attacks have, in the past, driven selling of shares in other market participants.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and negative publicity. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend significant amounts of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law, or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations, reputation, and shareholder’s equity, and the value of any of our investments could be greatly reduced or rendered worthless.

Because Genius is incorporated under the laws of Guernsey, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts is limited.

Genius is a limited company incorporated under the laws of Guernsey. As a result, it may be difficult for investors to effect service of process within the United States upon Genius’s directors or officers, or enforce judgments obtained in the United States courts against Genius’s directors or officers. We have been advised that there is doubt as to the enforceability in Guernsey of judgments of the U.S. courts of civil liabilities predicated solely upon the laws of the U.S., including the federal securities laws.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a corporation incorporated in the United States.

It may be difficult to enforce a U.S. judgment against Genius or its directors and officers outside the U.S., or to assert U.S. securities law claims outside of the U.S.

The majority of Genius directors and executive officers are not residents of the U.S., and the majority of Genius’s assets and the assets of these persons are located outside the U.S. As a result, it is difficult or may be impossible for investors to effect service of process upon Genius within the U.S. or other jurisdictions, including judgments predicated upon the civil liability provisions of the federal securities laws of the U.S. Additionally, it is difficult to assert U.S. securities law claims in actions originally instituted outside of the U.S. Foreign courts may refuse to hear a U.S. securities law claim, because foreign courts may not be the most appropriate forum in which to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the law of the jurisdiction in which the foreign court resides, and not U.S. law, is applicable to the claim. Further, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process, and certain matters of procedure would still be governed by the law of the jurisdiction in which the foreign court resides.

If a U.S. Holder is treated as owning at least 10% of Genius ordinary shares, such U.S. Holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. Holder (as defined in “Material Tax Considerations — Material U.S. Federal Income Tax Considerations”) is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of Genius ordinary shares, such U.S. Holder may be treated as a “United States shareholder” with respect to Genius, or to any of its subsidiaries, if Genius or such subsidiary constitutes a “controlled foreign corporation” (in each case, as such terms are defined under the U.S. Tax Code). Certain United States shareholders of a controlled foreign corporation may be required to annually report and include in their U.S. taxable income, as ordinary income, their pro rata share of “Subpart F income”, “global intangible low-taxed income” and certain investments in U.S. property by such controlled foreign corporations, whether or not such controlled foreign corporation makes any distributions to such United States shareholder. A failure by a United States shareholder to comply with its reporting obligations may subject the United States shareholder to significant monetary penalties and other adverse tax consequences, and may extend the statute of limitations with respect to the United States shareholder’s U.S. federal income tax return for the year for which such reporting was due. Genius cannot provide any assurances that it will assist investors in determining whether Genius or any of its non-U.S. subsidiaries are treated as controlled foreign corporations or whether any investor is a United States shareholder with respect to any such controlled foreign corporations. Genius also cannot guarantee that it will furnish to any United States shareholders information that may be necessary for them to comply with the aforementioned obligations. United States investors are urged to consult their own advisors regarding the potential application of these rules to their investments in Genius. The risk of being subject to increased taxation may deter our current shareholders from increasing their investment in us and others from investing in us, which could impact the demand for, and value of, Genius ordinary shares.

If Genius or any of its subsidiaries is characterized as a passive foreign investment company for U.S. federal income tax purposes, U.S. Holders may suffer adverse tax consequences.

If Genius or any of its subsidiaries is or becomes a “passive foreign investment company,” or a PFIC, within the meaning of Section 1297 of the U.S. Tax Code for any taxable year (or portion thereof) during which a U.S. Holder (as defined in “Material Tax Considerations — Material U.S. Federal Income Tax Considerations”) holds Genius ordinary shares certain adverse U.S. federal income tax consequences may apply to such U.S. Holder and such U.S. Holder might be subject to additional reporting requirements.

We do not believe Genius will be treated as a PFIC for its current taxable year and do not expect Genius to become one in the near future. Nevertheless, whether Genius is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Accordingly, we are unable to determine whether it will be treated as a PFIC for its current taxable year or for future taxable years, and there can be no assurance that it will not be treated as a PFIC for any taxable year. If Genius determines that it is a PFIC for any taxable year, Genius intends to, upon written request from a U.S. Holder of Genius ordinary shares, provide a PFIC Annual Information Statement for 2023 or going forward, as applicable. Please see “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders — Passive Foreign Investment Company Rules” for a more detailed discussion with respect to Genius’s potential PFIC status. U.S. investors are urged to consult their tax advisors regarding the possible application of the PFIC rules to them of the Genius ordinary shares.

Indemnity provisions in customer and other third-party agreements potentially expose us to substantial liability for intellectual property infringement and other losses.

Our agreements with customers and other third parties may include indemnification or other provisions under which we agree to indemnify or otherwise be liable to them for losses suffered or incurred as a result of claims of intellectual property infringement, damages caused by us to property or persons, or other liabilities relating to or arising from our products and services or other acts or omissions. The term of these contractual provisions often survives termination or expiration of the applicable agreement. Large indemnity payments of damage claims from contractual breach could harm our business, results of operations and financial condition. Although we generally contractually limit our liability with respect to such obligations, we may still incur substantial liability related to them. Any dispute with a customer with respect to such obligations could have adverse effects on our relationship with that customer and other current and prospective customers, reduce demand for our products and services, damage our reputation and harm our business, results of operations and financial condition. The Sponsor and former directors of dMY are subject to claims arising out of the Business Combination. We may owe indemnification obligations to such former directors subject to such claims. While we maintain insurance coverage that we believe is adequate for our business, such coverage may not cover all potential costs and expenses associated with such claims.

Future resales of Genius ordinary shares may cause the market price of such securities to drop significantly, even if its business is doing well.

Certain of our pre-Listing holders, NFL Enterprises and PIPE Investors have been granted certain rights, pursuant to the Amended and Restated Investor Rights Agreement and Subscription Agreements, respectively, to require Genius to register, in certain circumstances, the resale under the Securities Act of their Genius ordinary shares held by them, subject to certain conditions, and to certain demand, piggy-back and shelf registration rights. We have filed a registration statement on Form F-1 to register such ordinary shares for resale, which was declared effective on June 1, 2021. Further, certain holders who have been issued Genius ordinary shares in connection with the FanHub Acquisition and the Second Spectrum Acquisition have certain registration rights under the respective agreements to such transactions. We have filed a registration statement on Form F-1 to register such ordinary shares for resale, which was declared effective on September 30, 2021. Pursuant to Rule 429 under the Securities Act, such ordinary shares were then registered on a Form F-3, which was declared effective on June 17, 2022. The sale or possibility of sale of these Genius ordinary shares could have the effect of increasing the volatility in Genius ordinary share price or putting significant downward pressure on the price of Genius ordinary shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus (including the documents incorporated by reference herein or therein), contain certain statements that are or may be forward-looking statements with respect to us, our industry and our business that involve substantial risks and uncertainties. All statements other than statements of historical factors contained in this prospectus supplement (including information incorporated by reference herein), including statements regarding our future financial condition, results of operations and/or business achievements, including, without limitation, statements containing the words “believe,” “anticipate,” “expect,” “estimate,” “may,” “could,” “should,” “would,” “will,” “intend” and similar expressions are forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Such forward-looking statements involve unknown risks, uncertainties and other factors which may cause our actual results, financial condition, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•

Our business and operating results and the business and operating results of our customers, suppliers and vendors may be significantly impacted by political and social conditions, wars or terrorist activity, severe weather events and other natural disasters, climate related disasters, geopolitical circumstances and events, such as the Russia and Ukraine conflict and tensions between the US and China. Loss or disruption to products and services by key suppliers and partners could have a material adverse effect on our operations;

•

General economic downturn, and the general health of the sports, entertainment and sports betting industries can affect our financial results, business operations, and prospects, such as through a reduction in betting operators’ investment in marketing expenditure and lower consumer discretionary income. We have a history of losses and may not be able to achieve or sustain profitability in the future;

•

We may not be able to offset higher costs associated with persistently elevated levels of inflation and other general cost increases such as higher interest rates. Persistently elevated interest rates could risk capital markets re-pricing valuation multiples of our traded shares and could also make it more difficult for us to obtain corporate credit in the future at reasonable cost;

•	Fluctuating foreign currency and exchange rates may negatively impact our business, results of operations and financial position;

•

Health epidemics or pandemics, such as COVID-19, severe weather events, and other natural and climate related disasters can adversely affect employee attendance, consumer spending, consumer engagement in sports and entertainment, reduce the number of live sporting events, and affect the seasonality of the sporting calendar through rescheduled games, all of which can affect our financial results, business operations, and prospects.

•	Regulatory authorities failing to legalise sports betting, or at a rate slower than anticipated, could affect our financial results, business operations, and prospects;

•

Changes in gambling regulations, both in mature and emerging markets could adversely affect our financial results, business operations, and prospects. This could include introduction of mandatory gambling supplier regimes resulting in additional license conditions or restrictions on us and/or our customers, including restrictions on gambling advertisements, restrictions on betting markets or types of betting including in play, player affordability limits, and player incentives controls;

•

The international scope of our operations may expose us to increased risk and compliance obligations, and our international operations and corporate and financing structure may expose us to potentially adverse tax consequences;

•

We rely on relationships with sports organizations with which we partner or may enter partnerships, and from which we do or may acquire rights including (inter alia) data and streaming rights. Loss of existing relationships with these sports organizations, failure to win future tenders for new and/or existing rights packages, an inability by us to meet the cost of rising rights acquisition fees, overreliance on existing relationships, or failure to renew or expand existing relationships may cause unanticipated costs or loss of competitive advantage or require us to modify, limit or discontinue certain offerings, which could materially affect our business, financial condition and results of operations and prospects;

•

Failure to protect or enforce our proprietary and intellectual property rights, including our unregistered intellectual property, and the costs involved in such protection and enforcement could harm our business, financial condition, results of operations and prospects, and could lead to reputational loss with our rightsholder partners and potential legal implications if we are unable to protect and monetize their intellectual property;

•

We may face claims for intellectual property infringement, which could subject us to unanticipated legal and advisory fees, monetary damages, or limit us in using some of our technologies or providing certain solutions;

•

Issues related to the U.K.’s status of being outside the European Union and/or its potential re-entry into the European Union may have a negative effect on global economic conditions, financial markets and our business in years to come;

•	We operate in a competitive market, and we may lose customers and relationships to both existing and future competitors;

•

Fraud, corruption or negligence related to sports events, or by our employees or contracted statisticians collecting data on behalf of the Company, may adversely affect our business, financial condition and results of operations and negatively impact our reputation;

•

Our collection, storage and processing of personal data is subject to applicable data protection and privacy laws in various jurisdictions, and any failure to comply with such laws may harm our reputation and business or expose us to fines and other enforcement action;

•

We may be subject to future litigation and investigations in various jurisdictions and with various plaintiffs in the operation of our business. Protracted litigation costs could negatively affect our operational costs, and an adverse outcome in one or more proceedings could adversely affect our business operations and financial position;

•

We rely on information technology and other services, systems and platforms, including our data centers, Amazon Web Services and certain other third-party platforms, and failures, errors, defects or disruptions therein could diminish our brand and reputation, subject us to liability, disrupt our business, affect our ability to scale our technical infrastructure and adversely affect our operating results and growth prospects. Our product offerings and other software applications and systems, and certain third-party platforms that we use could contain undetected errors or errors that we fail to identify as material; and

those described in the section of this prospectus supplement titled “Risk Factors” and other factors disclosed in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 20-F and other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus (including information incorporated by reference herein or therein) will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and other similar statements reflect our belief and opinions on the relevant subject. These statements are based upon information available to us as of the date such statements are made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement and the accompanying prospectus (including information incorporated by reference herein or therein) and the documents that we reference in this prospectus supplement and the accompanying prospectus and have filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying prospectus are a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

All of the ordinary shares offered by the selling shareholder pursuant to this prospectus will be sold by the selling shareholder for its own account. We will not receive any of the proceeds from these sales. We will, however, bear the costs associated with the sale of our ordinary shares by the selling shareholder, other than underwriting discounts and commissions. For more information, see “Selling Shareholder” and “Underwriting.”

SELLING SHAREHOLDER

The following table sets forth information regarding beneficial ownership of our ordinary shares for the selling shareholder as of September 8, 2023, as adjusted to reflect the sale of ordinary shares by the selling shareholder in this offering. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. In computing the number of ordinary shares beneficially owned by and the percentage ownership of a person, we have included ordinary shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These ordinary shares, however, are not included in the computation of the percentage ownership of any other person.

We have based the percentage ownership of our ordinary shares prior to this offering on 216,627,899 ordinary shares outstanding as of September 8, 2023, including 1,858,961 Restricted Shares. The expected beneficial ownership percentages set forth below do not take into account the NFL Warrants that are outstanding and may be exercisable. Our calculation of percentage ownership of our ordinary shares after this offering also assumes the sale of ordinary shares by the selling shareholder in this offering.

	Prior to the Offering			Following the Offering Assuming No Exercise of the Underwriter’s Option		Following the Offering Assuming Full Exercise of the Underwriter’s Option
Name	Ordinary Shares Owned	Approximate Percentage of Outstanding Ordinary Shares	Ordiary Shares Being Offered	Ordinary Shares Owned	Approximate Percentage of Outstanding Ordinary Shares	Ordinary Shares Owned	Approximate Percentage of Outstanding Ordinary Shares
Maven TopHoldings SARL(1)	54,325,956	25.1%	20,000,000	34,325,956	15.8%	31,325,956	14.5%

(1)

Based solely on the information furnished to us by this selling shareholder, (a) each of Maven TopHoldings SARL and Apax IX GP Co. Limited has the sole voting power and sole dispositive power with respect to 54,325,956 Genius ordinary shares, (b) Maven TopHoldings SARL is the record holder of the reported Genius ordinary shares, (c) Apax IX GP Co. Limited, through majority vote of its board, shares voting and dispositive power over the reported Genius ordinary shares held directly by Maven TopHoldings SARL and, accordingly, may be deemed the beneficial owner of such securities, (d) the foregoing statements shall not be construed as an admission that Apax IX GP Co. Limited or any individual member of the board of directors of Apax IX GP Co. Limited is the beneficial owner of any securities covered by such statements and (e) the address of the principal business office of the foregoing persons is Third Floor, Royal Bank Place, 1 Glategny Esplanade, St Peter Port, Guernsey, GY5 7FS.

MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of material U.S. federal income tax considerations applicable to you if you are a holder of Genius ordinary shares (other than the Sponsor or any of its affiliates), as a consequence of the ownership and disposition of Genius ordinary shares. This discussion addresses only those holders that hold Genius ordinary shares as a capital asset (generally property held for investment). This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their particular circumstances, or to investors subject to special tax rules, such as:

•	financial institutions or financial services entities;

•	insurance companies;

•	mutual funds;

•	pension plans;

•	S-corporations;

•	broker-dealers;

•	traders in securities that elect mark-to-market treatment;

•	regulated investment companies;

•	real estate investment trusts;

•	trusts and estates;

•	tax-exempt organizations (including private foundations);

•	passive foreign investment companies;

•	controlled foreign corporations;

•	governments or agencies or instrumentalities thereof;

•

investors that hold Genius ordinary shares or who will hold Genius ordinary shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes;

•	investors subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”);

•	U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar;

•	accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the U.S. Tax Code;

•	U.S. expatriates;

•	investors subject to the U.S. “inversion” rules;

•	holders owning or considered as owning (directly, indirectly, or through attribution) 5 percent (measured by vote or value) or more of our Genius ordinary shares; and

•

persons who received any Genius ordinary shares issued pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation, fees or other consideration in connection with performance of services or similar arrangements.

This summary does not discuss any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax or the Medicare tax on net investment income.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of Genius ordinary shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and the partner and certain determinations made at the partner level. If you are a partner of a partnership holding Genius ordinary shares, you are urged to consult your tax advisor regarding the tax consequences to you of the ownership and disposition of Genius ordinary shares by the partnership.

This summary is based upon the U.S. Tax Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the U.S. Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought, and do not intend to seek, a ruling from the IRS as to any U.S. federal income tax consideration described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below.

Treatment of Genius as a Non-U.S. Corporation for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally will be considered to be a U.S. corporation for U.S. federal income tax purposes only if it is created or organized in the United States or under the law of the United States or of any State. Accordingly, under generally applicable U.S. federal income tax rules, Genius, which is not created or organized in the United States or under the law of the United States or of any State but is instead a Guernsey incorporated entity and tax resident of the U.K., would generally be classified as a non-U.S. corporation. Section 7874 of the U.S. Tax Code and the Treasury Regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes.

The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance as to their application. Under Section 7874 of the U.S. Tax Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, be subject to U.S. federal income tax on its worldwide income) if (1) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding stock of the U.S. corporation), (2) the non-U.S. corporation’s “expanded affiliated group” does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities, and (3) the shareholders of the acquired U.S. corporation before the acquisition hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the acquired U.S. corporation (the “Ownership Test”).

Based on the complex rules for determining share ownership under Section 7874 of the Code and certain factual assumptions, we believe that former dMY stockholders should be treated as holding less than 80% (by both vote and value) of Genius by reason of their former ownership of dMY common stock, and therefore we do not believe Genius satisfies the Ownership Test. As a result, we believe, and the remainder of this discussion assumes, that Genius will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the U.S. Tax Code.

However, the interpretation of Treasury Regulations relating to the Ownership Test is subject to uncertainty, and there is limited guidance regarding their application. In addition, changes to the rules in Section 7874 of the U.S. Tax Code or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect Genius’s status as a non-U.S. entity for U.S. federal income tax purposes. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.

If it were determined that Genius is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the U.S. Tax Code and the Treasury Regulations promulgated thereunder, Genius would be liable for U.S. federal income tax on its income just like any other U.S. corporation, and U.S. Holders and Non-U.S. Holders (as defined below) of Genius ordinary shares would be treated as holders of stock of a U.S. corporation.

U.S. Federal Income Tax Consequences to U.S. Holders of Ownership and Disposition of Genius Ordinary Shares

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Genius ordinary shares, as the case may be, that is:

•	an individual who is a U.S. citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the U.S. Tax Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Dividends and Other Distributions on Genius Ordinary Shares

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” distributions (including, for the avoidance of doubt and for the purpose of the balance of this discussion, deemed distributions) on Genius ordinary shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from Genius’ current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of Genius’ current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Genius ordinary shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Genius ordinary shares and will be treated as described below under the heading “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Genius Ordinary Shares.” The amount of any such distribution will include any amounts withheld by Genius (or another applicable withholding agent). Amounts treated as dividends that Genius pays to a U.S. Holder that is a taxable corporation for U.S. federal income tax purposes generally will be taxed at regular tax rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if Genius ordinary shares are readily tradable on an established securities market in the United States or Genius is eligible for benefits under an applicable tax treaty with the United States, and, in each case, Genius is not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding year and provided certain holding period requirements are met. The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Amounts taxable as dividends generally will be treated as income from sources outside the U.S. and generally will, depending on the circumstances of the U.S. Holder, be “passive” or “general” category income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to such U.S. Holder. The rules governing foreign tax credits are complex and recently issued Treasury Regulations have introduced additional requirements and limitations to the foreign tax credit rules. U.S. Holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, in certain circumstances, deduct foreign taxes in computing their taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Notwithstanding the foregoing, if (a) Genius is 50% or more owned, by vote or value, by U.S. persons and (b) at least 10% of Genius’s earnings and profits are attributable to sources within the U.S., then for foreign tax credit purposes, a portion of Genius’ dividends would be treated as derived from sources within the U.S. In such case, with respect to any dividend paid for any taxable year, the U.S.-source ratio of such dividends for foreign tax credit purposes would be equal to the portion of Genius’ earnings and profits from sources within the U.S. for such taxable year, divided by the total amount of Genius’ earnings and profits for such taxable year.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Genius Ordinary Shares.

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of Genius ordinary shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount cash and (y) the fair market value of any other property received in such sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Genius ordinary share as calculated in U.S. dollars. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Genius ordinary share exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Any gain or loss recognized on the sale, exchange or other taxable disposition of Genius ordinary shares generally will be U.S.- source income or loss for purposes of computing the foreign tax credit allowable to a U.S. Holder. Consequently, a U.S. Holder may not be able to claim a credit for any non-U.S. tax imposed upon a disposition of Genius ordinary shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Prospective U.S. Holders are urged to consult their tax advisors as to the foreign tax credit implications of such sale, exchange or other taxable disposition of Genius ordinary shares.

Passive Foreign Investment Company Rules

General. The treatment of U.S. Holders of Genius ordinary shares could be materially different from that described above if Genius is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

We do not believe Genius will be treated as a PFIC for its current taxable year and do not expect Genius to become one in the near future. Nevertheless, PFIC status is determined annually and depends on the composition of a company’s income and assets and the fair market value of its assets and no assurance can be given as to whether Genius will be a PFIC for any taxable year, in particular because Genius’ PFIC status for any taxable year will generally be determined in part by reference to the value of Genius’ assets and Genius’ revenues.

Although Genius’s PFIC status is determined annually, an initial determination that Genius is a PFIC will generally apply for subsequent years to a U.S. Holder who held Genius ordinary shares while Genius was a PFIC, whether or not Genius meets the test for PFIC status in those subsequent years.

If Genius is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Genius ordinary shares and the U.S. Holder did not make either an applicable PFIC election (or elections), as further described below under the heading “ — PFIC Elections,” for the first taxable year of Genius in which it was treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) such Genius ordinary shares or otherwise, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Genius ordinary shares (which may include gain realized by reason of transfers of Genius ordinary shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Genius ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Genius ordinary shares).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Genius ordinary shares;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Genius’s first taxable year in which Genius is a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such taxable year; and

•

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections. In general, if Genius is determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of Genius ordinary shares by making and maintaining a timely and valid qualified electing fund (“QEF”) election (if eligible to do so) to include in income its pro rata share of Genius’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which Genius’s taxable year ends and each subsequent taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from Genius. If Genius determines that it is a PFIC for any taxable year, Genius intends to, upon written request from a U.S. Holder of Genius ordinary shares, provide the information necessary for such U.S. Holder to make or maintain a QEF election, including information necessary to determine the appropriate income inclusion amounts for purposes of the QEF election. However, there is also no assurance that Genius will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to its Genius ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for Genius’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of Genius ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if Genius is a PFIC for any taxable year, a U.S. Holder of Genius ordinary shares that has made a QEF election will be currently taxed on its pro rata share of Genius’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally may not be treated as dividends when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if Genius is not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to Genius ordinary shares for such a taxable year.

Alternatively, if Genius is a PFIC and Genius ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Genius ordinary shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Genius ordinary shares at the end of such year over its adjusted basis in its Genius ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Genius ordinary shares over the fair market value of its Genius ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Genius ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Genius ordinary shares will be treated as ordinary income.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NYSE (on which Genius ordinary shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Genius ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Genius ordinary shares under their particular circumstances.

Related PFIC Rules. If Genius is a PFIC and, at any time, has a non-U.S. subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Genius receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. Upon written request, Genius will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that Genius will have timely knowledge of the status of any such lower-tier PFIC. In addition, Genius may not hold a controlling interest in any such lower- tier PFIC and thus there can be no assurance Genius will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Genius ordinary shares are urged to consult their own tax advisors concerning the application of the PFIC rules to Genius securities under their particular circumstances.

Additional Reporting Requirements

Certain U.S. Holders (and to the extent provided in IRS guidance, certain individual Non-U.S. Holders) holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Genius ordinary shares, subject to certain exceptions (including an exception for Genius ordinary shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold Genius ordinary shares. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Genius ordinary shares.

U.S. Federal Income Tax Consequences to Non-U.S. Holders of Ownership and Disposition of Genius Ordinary Shares

As used herein, a “Non-U.S. Holder” is a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of Genius ordinary shares that is not a U.S. Holder.

The following describes U.S. federal income tax considerations relating to the ownership and disposition of Genius ordinary shares by a Non-U.S. Holder.

Dividends and Other Distributions on Genius Ordinary Shares

Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on dividends (including dividends with respect to constructive distributions received from Genius on Genius ordinary shares unless the income from such dividends is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States and, if provided under an applicable income tax treaty, is attributable to a permanent establishment or a “fixed base” maintained by the Non-U.S. Holder in the United States, in which case, a Non- U.S. Holder will be subject to regular federal income tax on such dividend generally in the same manner as discussed in the section above under “U.S. Federal Income Tax Consequences to U.S. Holders of Ownership and Disposition of Genius Ordinary Shares — Dividends and Other Distributions on Genius Ordinary Shares,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such dividend, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Gain or Loss on Sale, Taxable Exchange or other Taxable Disposition of Genius Ordinary Shares

Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of Genius ordinary shares, unless either:

•

the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, and, if provided in an applicable income tax treaty, is attributable to a “permanent establishment” or a “fixed base” maintained by the Non-U.S. Holder in the United States; or

•

the Non-U.S. Holder is an individual who is treated as present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case such gain (which gain may be offset by certain U.S.-source losses) generally will be taxed at a 30% rate (or lower applicable treaty rate).

A Non-U.S. Holder described in the first bullet point above will be subject to regular U.S. federal income tax on the net gain derived from the sale generally in the same manner as discussed in the section above under “ — U.S. Federal Income Tax to U.S. Holders of Ownership and Disposition

of Genius Ordinary Shares — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Genius Ordinary Shares,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such gain, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding. Backup withholding generally will not apply, however, to a U.S. Holder if (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF GENIUS ORDINARY SHARES INCLUDING THE TAX CONSEQUENCES UNDER U.S. STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

United Kingdom Tax Considerations

The comments below provide a general summary of certain United Kingdom (“U.K.”) tax considerations relating to the holding of ordinary shares issued by Genius. They do not address any other matter. The comments below are of a general nature and are not intended to be an exhaustive summary of all U.K. tax considerations relating to an investment in the Genius ordinary shares. The comments below are based on current U.K. tax law as applied in England and Wales and HM Revenue & Customs (“HMRC”) published practice (which may not be binding on HMRC) relating only to certain aspects of U.K. tax, both of which may be subject to change, possibly with retrospective effect. They do not necessarily apply where any income from the Genius ordinary shares is deemed for tax purposes to be the income of any other person. The U.K. tax treatment of prospective holders of Genius ordinary shares depends on their individual circumstances and may be subject to change in the future. The comments below relate only to the position of persons who are not resident in the U.K. for tax purposes, who are the absolute beneficial owners of Genius ordinary shares (and any dividends payable on their Genius ordinary shares) and who hold Genius ordinary shares as a capital investment. Certain classes of persons (such as charities, trustees, brokers, dealers, market makers, depositaries, clearance services, certain professional investors, persons connected with Genius or persons who acquire (or are deemed to acquire) shares by reason of an office or employment) may be subject to special rules and the comments below do not apply to such holders. The comments below do not purport to constitute legal or tax advice. Any holder or prospective holder of Genius ordinary shares who is in doubt as to their own tax position, who is resident for tax purposes in the U.K. or who may be subject to tax in a jurisdiction other than the U.K. should consult their professional advisers.

Tax Residency of Genius

Genius should be treated as resident in the U.K. for U.K. tax purposes provided that its central management and control is exercised in the U.K. and subject to the provisions of any applicable double taxation treaty. So far as practicable, Genius intends to conduct its affairs such that it is treated as resident solely in the U.K. for U.K tax purposes. The comments below assume that Genius will be resident solely in the U.K. for U.K. tax purposes.

Withholding Tax

Payments of dividends on the Genius ordinary shares may be made by Genius without withholding or deduction for or on account of U.K. income tax.

Non-U.K. Holders

A holder (whether an individual or body corporate) of Genius ordinary shares which is resident or otherwise subject to tax outside the U.K. may be subject to foreign tax on income and/or capital gains under local law. Holders to whom this may apply should obtain their own tax advice concerning tax liabilities relating to the Genius ordinary shares.

Taxation of Dividends

Dividends paid by Genius may be chargeable to U.K. tax by direct assessment (including self-assessment), irrespective of the residence of the holder of the Genius ordinary shares. However, dividends should not be chargeable to U.K. tax in the hands of shareholders (other than certain trustees) who are not resident for tax purposes in the U.K., except where the shareholder carries on a trade, profession or vocation in the U.K. through a branch or agency, or in the case of a corporate shareholder, carries on a trade through a permanent establishment in the U.K., in connection with which the dividend is received or to which the Genius ordinary shares are attributable.

Capital Gains

Capital gains on the disposal (or deemed disposal) of the Genius ordinary shares should not be chargeable to U.K. tax in the hands of holders of Genius ordinary shares (other than certain trustees) who are not resident for tax purposes in the U.K., except where the holder carries on a trade, profession or vocation in the U.K. through a branch or agency, or in the case of a corporate holder, carries on a trade through a permanent establishment in the U.K., in connection with which the capital gain is realised or to which the Genius ordinary shares are attributable.

A holder of Genius ordinary shares who is an individual and who is temporarily resident for tax purposes outside the U.K. at the date of disposal (or deemed disposal) of the Genius ordinary shares may also be liable, on their return to the U.K., to U.K. tax on chargeable gains (subject to any available exemption or relief)

Any holder or prospective holder of Genius ordinary shares who is in doubt as to their own tax position, who is resident for tax purposes in the U.K. or who may be subject to tax in a jurisdiction other than the U.K. should consult their professional advisers.

U.K. Stamp Duty and Stamp Duty Reserve Tax

The comments below summarise certain current law and are intended as a general guide only to stamp duty and stamp duty reserve tax (“SDRT”). Special rules apply to agreements made by broker dealers and market makers in the ordinary course of their business and to transfers, agreements to transfer, or issues to certain categories of person (such as depositaries and clearance services) which may be liable to stamp duty or SDRT at a higher rate.

As Genius is not incorporated in the U.K., it is considered that no SDRT should be payable on the transfer of, or an agreement to transfer, the Genius ordinary shares provided that the Genius ordinary shares are not registered in a register kept in the U.K. by or on behalf of Genius. It is not intended that such a register will be kept in the U.K.

No U.K. stamp duty should be payable on the transfer of the Genius ordinary shares provided that this does not involve a written instrument of transfer. U.K. stamp duty, generally at the rate of 0.5% of the amount or value of the consideration for the transfer, could arise in respect of a written instrument effecting the transfer of the Genius ordinary shares.

THE U.K. TAX CONSIDERATIONS RELATING TO THE GENIUS ORDINARY SHARES ARE COMPLEX. THE FOREGOING COMMENTS DO NOT ADDRESS ALL ASPECTS OF THE U.K. TAX THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF GENIUS ORDINARY SHARES. ALL HOLDERS AND PROSPECTIVE HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISER.

Guernsey Tax Considerations

The following summary of the anticipated tax treatment in Guernsey applies to persons holding Genius ordinary shares as an investment and the potential tax treatment, depending on the individual status of investors, on Genius shareholders resident in Guernsey. The summary does not constitute legal or tax advice and is based on taxation law and published Revenue Service practice in Guernsey at the date of this document, which is subject to change, possibly with retroactive effect. Prospective investors should be aware that the level and bases of taxation may change from those described and should consult their own professional advisers on the implications of making an investment in, holding or disposing of Genius ordinary shares under the laws of the countries in which they are liable to taxation. The statements included in this section are the opinion of Carey Olsen (Guernsey) LLP, Guernsey counsel to Genius.

Taxation of Genius

It is the intention of the Directors to conduct the affairs of Genius so as to ensure that it is U.K. tax resident and not tax resident in any other jurisdiction, including Guernsey. As a company incorporated in Guernsey, Genius shall be treated as tax resident in Guernsey unless it is proved to the satisfaction of the Director of the Revenue Service in Guernsey that Genius is (i) tax resident in the United Kingdom as a matter of the law of the United Kingdom, (ii) centrally managed and controlled in the United Kingdom, and (iii) Genius’s tax residence in the United Kingdom is not motivated by the avoidance, reduction or deferral of Guernsey tax.

As a non-Guernsey resident company, Genius will be liable to be charged income tax in Guernsey on its income arising or accruing from certain businesses carried on in Guernsey. It is the intention of the Directors to conduct the affairs of Genius so as to ensure that none of those businesses are or will be conducted in Guernsey. Guernsey currently does not levy taxes upon capital, inheritances, capital gains, gifts, sales or turnover. No stamp duty or similar tax is chargeable in Guernsey on the issue or redemption of Genius ordinary shares nor are there any estate duties (save for registration fees and ad valorem duty for a Guernsey Grant of Representation where the deceased dies leaving assets in Guernsey which require presentation of such a Grant).

As a non-Guernsey resident company, Genius will be liable to be charged income tax in Guernsey on its income arising or accruing from certain businesses carried on in Guernsey. It is the intention of the Directors to conduct the affairs of Genius so as to ensure that none of those businesses are or will be conducted in Guernsey.

Guernsey currently does not levy taxes upon capital, inheritances, capital gains, gifts, sales or turnover. No stamp duty or similar tax is chargeable in Guernsey on the issue or redemption of Genius ordinary shares nor are there any estate duties (save for registration fees and ad valorem duty for a Guernsey Grant of Representation where the deceased dies leaving assets in Guernsey which require presentation of such a Grant).

Taxation of Genius Shareholders

Dividends paid by Genius to Genius shareholders who are not resident in Guernsey (which includes Alderney and Herm) for tax purposes (and do not have a permanent establishment in Guernsey) can be paid to such Genius shareholders, either directly or indirectly, without the withholding of Guernsey tax and without giving rise to any other liability to Guernsey income tax.

Genius shareholders who are resident for tax purposes in Guernsey (which includes Alderney or Herm), or who are not so resident but have a permanent establishment in Guernsey to which the holding of their Genius ordinary shares is related, will incur Guernsey income tax at the applicable rate on a dividend paid to them by Genius.

UNDERWRITING

The Company, the selling shareholder and the underwriter have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, the underwriter has agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC is acting as the underwriter in the offering.

Underwriter	Number of Shares
Goldman Sachs & Co. LLC	20,000,000

The underwriter is committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriter has an option to buy up to an additional 3,000,000 ordinary shares from the selling shareholder. The underwriter may exercise that option for 30 days.

The following tables show the per share and total underwriting discounts and commissions to be paid to the underwriter by the selling shareholder.

Per Share	$
Total	$

Shares sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriter to securities dealers may be sold at a discount of up to $             per share from the initial public offering price. After the initial offering of the shares, the underwriter may change the offering price and the other selling terms. The offering of the shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The Company and its executive officers, directors and the selling shareholder have agreed with the underwriter, subject to certain exceptions, not to dispose of or hedge any of their ordinary shares or securities convertible into or exchangeable for ordinary shares during the period from the date of this prospectus continuing through the date 60 days after the date of this prospectus, except with the prior written consent of the representative. No other shareholder will be subject to a lock-up restriction with the underwriter or the Company as a result of this offering.

Our ordinary shares are listed on NYSE under the symbol “GENI.”

In connection with the offering, the underwriter may purchase and sell ordinary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriter’s option described above may be exercised. The underwriter may cover any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriter must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriter in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of the Company’s ordinary shares and may stabilize, maintain or otherwise affect the market price of the ordinary shares. As a result, the price of the ordinary shares may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NYSE, in the over-the-counter market or otherwise.

The Company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $600,000. The Company has agreed to reimburse the underwriter for expenses related to any applicable state securities filings and to the Financial Industry Regulatory Authority incurred by the underwriter in connection with this offering.

The Company and the selling shareholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage, and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors, and employees may purchase, sell, or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps, and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities, and/or instruments of our company (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with our company. The underwriter and its affiliates may also communicate independent investment recommendations, market color, or trading ideas or publish or express independent research views in respect of such assets, securities, or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities, and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any ordinary shares (the “Shares”) Shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Shares may be made at any time under the following exemptions under the EU Prospectus Regulation:

a) to any legal entity which is a “qualified investor” as defined under the EU Prospectus Regulation;

b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c) in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of Shares shall result in a requirement for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any Shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the underwriter and the Company that it is a qualified investor within the meaning of Article 2 of the EU Prospectus Regulation.

In the case of any Shares being offered to a financial intermediary as that term is used in Article 1(4) of the EU Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Shares to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriter of such fact in writing may, with the prior consent of the Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriter of such fact in writing may, with the prior consent of the underwriter, be permitted to acquire Shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

An offer to the public of any Shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any Shares may be made at any time under the following exemptions under the UK Prospectus Regulation:

a) to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c) in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”),

provided that no such offer of Shares shall result in a requirement for the Company or the underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any Shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the underwriter and the Company that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any Shares being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Shares to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriter of such fact in writing may, with the prior consent of the underwriter, be permitted to acquire Shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares.

This Prospectus is only being distributed to and is only directed at: (A) persons who are outside the United Kingdom; or (B) qualified investors who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Shares will be

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest

(howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

LEGAL MATTERS

Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, is representing us in connection with this offering. Carey Olsen (Guernsey) LLP, Carey House, Les Banques, St Peter Port, Guernsey, GY1 4BZ, will pass upon the validity of our ordinary shares offered hereby and other legal matters concerning this offering relating to Guernsey law. White & Case LLP, 1221 Avenue of the Americas New York, NY 10020, is counsel to the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, incorporated by reference herein, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference in herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The offices of WithumSmith+Brown, PC are located at 1411 Broadway 9th floor, New York, NY 10018.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including any amendments and exhibits to the registration statement) on Form F-3 under the Securities Act with respect to our ordinary shares offered in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, do not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits for that information. With respect to references made in this prospectus supplement and the accompanying prospectus to any contract or other document of Genius, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Each statement in this prospectus supplement and the accompanying prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus supplement and the accompanying prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We maintain a corporate website at https://geniussports.com. The information contained on, or accessible from, or hyperlinked to our website is not a part of this prospectus and you should not consider information on our website to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Prospectus

150,104,209 Ordinary Shares

Genius Sports Limited

(a non-cellular company limited by shares incorporated and registered under the laws of the Island of Guernsey)

This prospectus relates to the offer and sale by the selling securityholders or their permitted transferees (collectively, the “selling securityholders”) of:

(i) up to 123,086,279 ordinary shares, $0.01 par value, including any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions (which remain unsold from the offering of up to 157,020,149 ordinary shares previously registered under a registration statement on Form F-1 (File No. 333-255938) (as amended and supplemented from time to time, the “First Prior Registration Statement”)), which include (a) 88,090,411 ordinary shares issued to certain securityholders in connection with the Business Combination (as defined below), (b) 16,050,000 ordinary shares issued to certain securityholders in connection with the closing of the PIPE Investment (as defined below), (c) 445,868 Resulting Genius Shares (as defined below) issued to the EBT (as defined below) and may be purchased by certain Beneficiaries (as defined below) upon the exercise of the Options (as defined below) under the Genius Option Plan (as defined below), and (d) 18,500,000 ordinary shares issuable upon the exercise of NFL Warrants (as defined below) (along with the redemption and cancellation of an equal number of B Shares) at an exercise price of $0.01 per ordinary share;

(ii) up to 6,095,652 ordinary shares, including any additional securities that may become issuable by reason of share splits, share dividends or other similar transactions (which remain unsold from the offering of up to 6,624,939 ordinary shares previously registered under a registration statement on Form F-1 (File No. 333-259723) (as amended and supplemented from time to time, the “Second Prior Registration Statement” and, together with the First Prior Registration Statement, the “Prior Registration Statements”)), which include (a) 621,877 ordinary shares issued to certain securityholders in connection with the FanHub Acquisition (as defined below), (b) 4,973,777 ordinary shares issued to certain securityholders in connection with the Second Spectrum Acquisition (as defined below) and (c) 499,998 ordinary shares issued to certain securityholders in connection with the Spirable Acquisition (as defined below); and

(iii) up to 13,253,897 ordinary shares registered herein, including (a) 2,701,576 Top Up Shares (as defined below) issued to certain securityholders in connection with the Second Spectrum Acquisition and (b) 10,552,321 ordinary shares (including 6,969,430 unvested Restricted Shares and 3,582,891 ordinary shares that were previously Restricted Shares but have vested) issued to certain securityholders in connection with the Business Combination (as defined below) and/or 2021 Restricted Share Plan.

This prospectus also relates to the issuance by us of up to 7,668,381 ordinary shares that may be issued upon exercise of public warrants of the registrant at an exercise price of $11.50 per ordinary share (subject to adjustment).

We are registering the above described offer and sale of the securities by the selling securityholders to satisfy certain registration rights we have granted. The selling securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the selling securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The selling securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section titled “Plan of Distribution”. In connection with any sales of ordinary shares offered hereunder, the selling securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

All of the securities offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from such sales, except with respect to amounts received by us upon exercise of warrants and Options to the extent such warrants and Options are exercised for cash. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

We will receive the proceeds from the exercise of public warrants to the extent such warrants are exercised for cash.

Our ordinary shares and public warrants are currently listed on the New York Stock Exchange (the “NYSE”) under the symbol “GENI” and “GENI WS,” respectively. The last reported sale price of our ordinary shares on June 7, 2022 was $3.48 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and a “foreign private issuer” as defined under applicable federal securities law and are subject to reduced public company reporting requirements for this prospectus and future filings. See, “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

Our business and an investment in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated June 17, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the selling securityholders may, from time to time, issue, offer and sell, as applicable, the securities described in this prospectus in one or more offerings.

We may also provide a prospectus supplement or, if appropriate, a post-effective amendment, to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Genius,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to (i) Genius Sports Limited and its consolidated subsidiaries after the Closing, (ii) Maven Topco Limited and its consolidated subsidiaries prior to the Closing and after the Apax Funds Investment and (iii) Genius Sports Group Limited and its consolidated subsidiaries prior to the Apax Funds Investment. Genius Sports Limited, previously known as Galileo NewCo Limited, is the newly combined company in connection with the Business Combination, in which shareholders of Genius and dMY exchanged their shares for shares in Genius Sports Limited.

Neither we nor the selling securityholders have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the selling securityholders take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders are making an offer to sell the ordinary shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

For investors outside the United States: neither we nor the selling securityholders have done anything that would permit the possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus outside the United States.

Certain amounts that appear in this prospectus may not sum due to rounding.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

“Amended and Restated Investor Rights Agreement” means that certain Amended and Restated Investor Rights Agreement, dated April 26, 2021, by and between Genius and holders party thereto.

“Apax Funds” means certain funds the ultimate general partners of which are advised by Apax Partners LLP.

“Apax Funds Investment” means Topco’s acquisition of all of the issued and outstanding equity interests of Genius Sports Group Limited on September 7, 2018, following of which Genius Sports Group Limited, inclusive of its wholly-owned subsidiaries, became wholly-owned subsidiaries of Topco.

“B shares” means B shares of Genius, par value $0.0001.

“Beneficiaries” means employees and contractors of Topco and its direct and indirect subsidiaries for whom the Management Investment Deed provides for the issuance of certain Existing Incentive Shares to the employees and contractors of Topco and its direct and indirect subsidiaries from time to time that occurred prior to Closing (the “Unallocated Incentive Shares”).

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of October 27, 2020, by and among dMY, TopCo, MidCo, Genius, Merger Sub and Sponsor, a copy of which is filed as Exhibit 2.1 to the registration statement of which this prospectus forms a part, and as may be amended from time to time.

“Class A Shares” means dMY’s Class A common stock, par value $0.0001.

“Class B Shares” means dMY’s Class B common stock, par value $0.0001.

“Closing” means the closing of the Business Combination.

“Continental” means Continental Stock Transfer & Trust Company.

“DGCL” means the Delaware General Corporation Law as the same may be amended from time to time.

“dMY” means dMY Technology Group, Inc. II, a Delaware corporation.

“EBT” means that certain employee benefit trust established in England for the purpose of holding the legal interest in the Resulting Genius Shares on behalf of the Beneficiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FanHub Acquisition” means the Company’s acquisition of FanHub Media Holdings Pty Ltd (“FanHub”), which closed on June 9, 2021.

“Genius” means Genius Sports Limited.

“Genius Board” means the board of directors of Genius.

“Genius Governing Documents” means the Genius Amended and Restated Memorandum of Incorporation and the Genius Amended and Restated Articles of Incorporation.

“Genius Option Plan” means that certain option plan established by Genius before Closing.

“Genius ordinary shares” means the ordinary shares of Genius, par value $0.01.

“Genius Sports Group” means Genius Sports Group Limited, a private limited company incorporated under the laws of England and Wales.

“Guernsey Companies Law” means the Companies (Guernsey) Law, 2008 (as amended).

“IPO” means dMY’s August 18, 2020 initial public offering of units, with each unit consisting of one Class A Share and one-third of one warrant, raising total gross proceeds of approximately $276,000,000.

“License Agreement” means that certain License Agreement, dated April 26, 2021, by and between Genius and NFL Enterprises LLC (“NFL Enterprises”).

“Management Investment Deed” means that certain management investment deed, which, together with TopCo’s Articles of Incorporation, sets out, among other things, the terms on which incentive shares (the “Existing Incentive Shares”) issued by TopCo are issued to, and held by, the relevant members of the Genius management team, the basis on which such Existing Incentive Shares will vest and the repurchase and transfer provisions that apply to such Existing Incentive Shares (including those that apply if the relevant member of the Genius management team ceases to be employed or engaged by TopCo or any of its subsidiary undertakings, referred to as “Leavers”).

“Merger Sub” means Genius Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Genius.

“MidCo” means Maven Midco Limited, a private limited company incorporated under the laws of England and Wales.

“NewCo” means Galileo NewCo Limited, a company incorporated under the laws of Guernsey, and its subsidiaries when the context requires, that changed its name to Genius Sports Limited in connection with the Business Combination.

“NFL Warrants” means the warrants issued to NFL Enterprises LLC, with each such warrant entitling the holder thereof to purchase one Genius ordinary share at a price of $0.01 per Genius ordinary share.

“NYSE” means the New York Stock Exchange.

“Options” means certain options to purchase the Resulting Genius Shares pursuant to the Genius Option Plan.

“private placement warrants” means the warrants issued to the Sponsor in a private placement simultaneously with the closing of the IPO, with each such warrant entitling the holder thereof to purchase one Class A Share at a price of $11.50 per share.

“public warrants” means the 9,200,000 redeemable warrants sold as part of the units in the IPO.

“Restricted Shares” means Genius ordinary shares that are subject to the vesting and restrictions as set forth in the terms of their issuance.

“Resulting Genius Shares” means such number of Genius ordinary shares equal to the number of Genius ordinary shares that would have been issued pursuant to the Reorganization upon the exchange by such Beneficiaries of the Unallocated Incentive Shares, issued directly by Genius to the EBT prior to Closing (and, therefore, did not participate in the Reorganization) in lieu of the issuance of the Unallocated Incentive Shares by Topco to such Beneficiaries.

“SEC” means the United States Securities and Exchange Commission.

“Second Spectrum Acquisition” means the Company’s acquisition of Second Spectrum, Inc. (“Second Spectrum”), which closed on June 15, 2021.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means dMY Sponsor II, LLC, a Delaware limited liability company.

“Spirable Acquisition” means the Company’s acquisition of Photospire Limited (“Spirable”), which closed on August 17, 2021.

“Subscription Agreements” means that certain subscription agreements, each dated October 27, 2020, that Genius and dMY entered into with each of certain accredited and institutional investors (the “PIPE Investors”), pursuant to which such PIPE Investors have subscribed to purchase an aggregate of 33,000,000 Genius ordinary shares (together, the “Subscriptions”), for a purchase price of $10.00 per share, for an aggregate purchase price of $330,000,000, to be issued immediately prior to or substantially concurrently with the Closing (the “PIPE Investment”).

“Target Companies” means, collectively, TopCo, MidCo, Genius, Merger Sub and all direct and indirect subsidiaries of TopCo.

“TopCo” means Maven Topco Limited, a company incorporated under the laws of Guernsey.

“Top Up Shares” means 2,701,576 ordinary shares issued to certain securityholders on February 2, 2022 pursuant to the agreement to the Second Spectrum Acquisition in addition to the purchase price paid in cash and 5,213,792 shares of ordinary shares at the closing of the Second Spectrum Acquisition on June 15, 2021.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“warrants” means the private placement warrants, public warrants and NFL Warrants.

v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. Copies of the documents incorporated herein by reference may be obtained upon written or oral request without charge from Genius Sports Group, 9th Floor, 10 Bloomsbury Way, London, WC1A 2SL, telephone number +44 (0) 20 7851 4060. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC’s website is www.sec.gov.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on March 18, 2022;

•

the description of the securities contained in our registration statement on Form 8-A filed on April 19, 2021 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

•	Exhibit 99.1 to our report on Form 6-K furnished to the SEC on May 12, 2022.

In addition, we will incorporate by reference into this prospectus all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including subsequent Annual Reports on Form 20-F, and, to the extent, if any, we identify therein, reports on Form 6-K we furnish to the SEC after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed or furnished document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon a new Annual Report and the related annual financial statements being filed by us with, and, where required, accepted by, the SEC, the previous Annual Report shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of securities hereunder.

All documents incorporated by reference, or to be incorporated by reference, have been filed with or furnished to, or will be filed with or furnished to, the SEC.

CONVENTIONS WHICH APPLY TO THIS PROSPECTUS AND EXCHANGE RATE PRESENTATION

In this prospectus, unless otherwise specified or the context otherwise requires:

•	“$,” “USD” and “U.S. dollar” each refer to the United States dollar;

•	“£,” “GBP” and “pounds” each refer to the British pound sterling; and

•	“€,” “EUR” and “Euro” each refer to the Euro.

Certain amounts described herein have been expressed in U.S. dollars for convenience, and when expressed in U.S. dollars in the future, such amounts may be different from those set forth herein due to intervening exchange rate fluctuations. The exchange rate used for conversion between U.S. dollars and pounds is based on the historical exchange rate of the pound released by the Federal Reserve, the central bank of the United States.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

TopCo, MidCo, NewCo, Merger Sub, dMY and their respective subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their businesses. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but such references are not intended to indicate, in any way, that we or the owners thereof will not assert, to the fullest extent under applicable law, our or their rights to these trademarks, trade names and service marks.

MARKET AND INDUSTRY DATA

In this prospectus, we present industry data, information and statistics regarding the markets in which Genius competes, as well as Genius’ statistics, data and other information provided by third parties relating to markets, market sizes, market shares, market positions and other industry data pertaining to Genius’ business and markets, including information obtained from Ellers & Krejcik Gaming (collectively, “Industry Analysis”). Such information is supplemented where necessary with Genius’ own internal estimates and information obtained from H2 Gambling Capital, taking into account publicly available information about other industry participants and the judgment of Genius’ management where information is not publicly available.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under the section entitled “Risk Factors” in this prospectus and the other information included in and incorporated by reference in this prospectus and the applicable prospectus supplement. These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. You should read all such documents carefully, and you should pay special attention to the information contained under the section entitled “Risk Factors” in this prospectus, any applicable prospectus supplement, our most recent Annual Report on Form 20-F and other documents incorporated by reference into this prospectus, before deciding to buy our securities. For purposes of this section, unless otherwise indicated or the context otherwise requires, all references to “Genius,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to (i) Genius Sports Limited and its consolidated subsidiaries after the Closing, (ii) Maven Topco Limited and its consolidated subsidiaries prior to the Closing and after the Apax Funds Investment and (iii) Genius Sports Group Limited and its consolidated subsidiaries prior to the Apax Funds Investment. Genius Sports Limited, previously known as Galileo NewCo Limited, is the new combined company in connection with the Business Combination, in which shareholders of Genius and dMY exchanged their shares for shares in Genius Sports Limited.

Our Company

Genius is a B2B provider of scalable, technology-led products and services to the sports, sports betting and sports media industries. Genius is a fast-growing business with significant scale, distribution and an expanding addressable market and opportunity.

Genius’ mission is to be the official data, technology and commercial partner that powers the global ecosystem connecting sports, betting and media. In doing so, the Company creates engaging and immersive fan experiences while simultaneously providing sports leagues with reliable and sustainable revenue streams.

Genius sits at the heart of the global sports betting ecosystem where the Company has deep, critical relationships with over 400 sports leagues and federations, over 500 sportsbook brands and over 150 marketing customers (which includes some of the aforementioned sportsbook brands).

The legal name of the Company is Genius Sports Limited. The Company was incorporated under the laws of Guernsey as a non-cellular company limited by shares on October 21, 2020. The Company’s registered office in Guernsey is PO Box 656, East Wing, Trafalgar Court, Les Banques, St Peter Port, Guernsey GY1 3PP. The address of the principal executive office of the Company is Genius Sports Group, 9th Floor, 10 Bloomsbury Way, London, WC1A 2SL, and the telephone number of the Company is +44 (0) 20 7851 4060.

Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is https://geniussports.com. The information contained on, or accessible from, or hyperlinked to, our website is not a part of this prospectus and you should not consider information on our website to be part of this prospectus.

Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved (to the extent applicable to a foreign private issuer). If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (i) following the fifth anniversary of the closing of dMY’s IPO, (ii) in which we have total annual gross revenues of at least $1.07 billion or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specific information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as (i) more than 50% of our outstanding voting securities are held by U.S. residents and (ii) any of the following three circumstances applies: (A) the majority of our executive officers or directors are U.S. citizens or residents, (B) more than 50% of our assets are located in the United States or (C) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are not emerging growth companies and will continue to be permitted to follow our home country practice on such matters.

THE OFFERING

Ordinary shares that may be offered and sold from time to time by the selling securityholders	142,435,828 ordinary shares.

Ordinary shares being offered by us	7,668,381 ordinary shares that may be issued upon exercise of public warrants

Ordinary shares outstanding	205,628,066 ordinary shares.

Use of proceeds

All of the securities offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from such sales, except up to an aggregate of $185,000 from the exercise of NFL Warrants for the ordinary shares being offered by the selling securityholders in this prospectus, assuming the exercise in full of all such NFL Warrants for cash at an exercise price of $0.01 per ordinary share, and amounts received by us upon exercise of Options by the Option holders of their Options to purchase the Resulting Genius Shares to the extent such shares are purchased with cash. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution”.

We will receive up to an aggregate of $88,186,382 from the exercise of public warrants for the ordinary shares being offered by us in this prospectus, assuming the exercise in full of all such warrants for cash at an exercise price of $11.50 per ordinary share.

See “Use of Proceeds.”

Dividend policy	We have not paid any cash dividends on our ordinary shares to date. The Genius Board intends to evaluate adopting a policy of paying cash dividends. In evaluating any dividend policy, the Genius Board must consider Genius’ financial condition and may consider results of operations, certain tax considerations, capital requirements, alternative uses for capital, industry standards and economic conditions. Whether Genius adopts such a dividend policy and the frequency and amount of any dividends declared on the Genius ordinary shares will be within the discretion of the Genius Board. See “Dividend Policy.”

NYSE listing symbol	Our ordinary shares and public warrants are currently listed on the NYSE under the symbol “GENI” and “GENI WS,” respectively.

Risk factors	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider before deciding to invest in our ordinary shares.

Unless we specifically state otherwise or the context otherwise requires, the share information in this prospectus is as of April 29, 2022, and excludes:

•	7,668,381 of our ordinary shares issuable upon the exercise of public warrants outstanding as of April 29, 2022;

•

18,500,000 of our ordinary shares issuable upon the exercise of NFL Warrants (along with the redemption and cancellation of an equal number of B shares) outstanding as of April 29, 2022, of which 11,250,000 became exercisable upon the issuance on April 26, 2021 and 4,250,000 became exercisable on April 1, 2022 and 3,000,000 will be exercisable on April 1, 2023, and 18,500,000 B shares attached to such NFL Warrants outstanding as of April 29, 2022;

•

up to 4,000,000 of our ordinary shares issuable upon the exercise of NFL Warrants (along with the redemption and cancellation of an equal number of B shares) to be issued upon exercise of the options to extend NFL term pursuant to the License Agreement, and up to 4,000,000 B shares to be issued and attached to such NFL warrants pursuant to the License Agreement;

•	11,027 of ordinary shares reserved for future issuance under the Genius Option Plan (as defined below); and

•	4,551,606 of ordinary shares reserved for issuance under the Genius Sports Limited 2022 Equity Incentive Plan.

RISK FACTORS

An investment in the Company’s securities carries a significant degree of risk. Before you decide to purchase the Company’s securities, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 20-F or any updates in other documents incorporated by reference into this prospectus or by information in the applicable prospectus supplement. See “Incorporation of Certain Information by Reference.” These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of the Company. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The risk factors should be read in conjunction with our financial statements and notes to the financial statements incorporated by reference herein. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of the Company’s securities could decline and you could lose part or all of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including information incorporated by reference herein) contains certain statements that are or may be forward-looking statements with respect to us, our industry and our business that involve substantial risks and uncertainties. All statements other than statements of historical factors contained in this prospectus (including information incorporated by reference herein), including statements regarding our future financial condition, results of operations and/or business achievements, including, without limitation, statements containing the words “believe,” “anticipate,” “expect,” “estimate,” “may,” “could,” “should,” “would,” “will,” “intend” and similar expressions are forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Such forward-looking statements involve unknown risks, uncertainties and other factors which may cause our actual results, financial condition, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•

Health epidemics or pandemics, such as COVID-19, can and have adversely affected consumer spending, consumer engagement in sports and entertainment, and reduced the number of sporting live sporting events, all of which can affect our financial results, our business operations, and prospects.

•

Our business and operating results and the business and operating results of our customers, suppliers and vendors may be significantly impacted by general economic, political and social conditions, pandemics, wars or terrorist activity, severe weather events and other natural disasters, geopolitical circumstances and events, such as the Russia and Ukraine conflict, and the health of the sports, entertainment and sports betting industries.

•	We may not be able to offset higher costs associated with inflation and other general cost increases.

•	The international scope of our operations may expose us to increased risk, and our international operations and corporate and financing structure may expose us to potentially adverse tax consequences.

•	Fluctuating foreign currency and exchange rates may negatively impact our business, results of operations and financial position.

•

We rely on relationships with sports organizations from which we acquire sports data, including, among other things, via arrangements for exclusive rights for such data. Loss of existing relationships, overreliance on certain relationships, or failure to renew or expand existing relationships may cause unanticipated costs or loss of competitive advantage, or require us to modify, limit or discontinue certain offerings, which could materially affect our business, financial condition and results of operations.

•	Risks related to the U.K.’s exit from the European Union (“Brexit”) may have a negative effect on global economic conditions, financial markets and our business in years to come.

•	We operate in a competitive market and we may lose customers and relationships to both existing and future competitors.

•

Fraud, corruption or negligence related to sports events, or by our employees or contracted statisticians collecting data on behalf of the Company, may adversely affect our business, financial condition and results of operations and negatively impact our reputation.

•

Our collection, storage and processing of personal data is subject to applicable data protection and privacy laws in various jurisdictions, and any failure to comply with such laws may harm our reputation and business or expose us to fines and other enforcement action.

•

We are party to pending litigation and investigations in various jurisdictions and with various plaintiffs and we may be subject to future litigation or investigations in the operation of our business. Protracted litigation costs could negatively affect our operational costs, and an adverse outcome in one or more proceedings could adversely affect our business.

•

Failure to protect or enforce our proprietary and intellectual property rights, including our unregistered intellectual property, and the costs involved in such protection and enforcement could harm our business, financial condition, results of operations and prospects.

•	We may face claims for intellectual property infringement, which could subject us to monetary damages or limit us in using some of our technologies or providing certain solutions.

•

We rely on information technology and other systems and platforms, including our data center and Amazon Web Services and certain other third-party platforms, and failures, errors, defects or disruptions therein could diminish our brand and reputation, subject us to liability, disrupt our business, affect our ability to scale our technical infrastructure and adversely affect our operating results and growth prospects. Our product offerings and other software applications and systems, and certain third-party platforms that we use could contain undetected errors or errors that we fail to identify as material.

•	We have a history of losses and may not be able to achieve or sustain profitability in the future.

•

Genius may issue additional Genius ordinary shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of Genius ordinary shares.

•

Because Genius is incorporated under the laws of the States of Guernsey, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

•	It may be difficult to enforce a U.S. judgment against Genius or its directors and officers outside the United States, or to assert U.S. securities law claims outside of the United States.

•

As a company incorporated in the States of Guernsey, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ, and in some cases significantly differ, from NYSE corporate governance listing standards; these practices may, and in some cases does afford less protection to shareholders than they would enjoy if we complied fully with NYSE corporate governance listing standards; and

those described in the section of this prospectus titled “Risk Factors” and other factors disclosed in this prospectus and in our Annual Report on Form 20-F and other documents incorporated by reference into this prospectus.

As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus (including information incorporated by reference herein) will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and other similar statements reflect our belief and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus or the dates of the documents incorporated by reference in this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherent uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus (including information incorporated by reference herein) and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

All of the securities offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from such sales, except up to an aggregate of $185,000 from the exercise of NFL Warrants for the ordinary shares being offered by the selling securityholders in this prospectus, assuming the exercise in full of all such NFL Warrants for cash at an exercise price of $0.01 per ordinary share, and amounts received by us upon exercise of Options by the Option holders of their Options to purchase the Resulting Genius Shares to the extent such shares are purchased with cash. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution”.

We will receive up to an aggregate of $88,186,382 from the exercise of public warrants for the ordinary shares being offered by us in this prospectus, assuming the exercise in full of all such warrants for cash at an exercise price of $11.50 per ordinary share.

We currently expect to use the net proceeds from the exercise of public warrants, NFL Warrants and/or Options for general corporate purposes, which may include working capital, research and development, business development, sales and marketing activities and capital expenditures. We may also use a portion of the net proceeds, to acquire or invest in complementary businesses, technologies or other assets, although we currently have no agreements or understandings with respect to any such acquisitions or investments.

Our expected use of the net proceeds from the exercise of public warrants, NFL Warrants and/or Options represents our current intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. We cannot predict with certainty all of the particular uses for the net proceeds to be received upon the exercise of public warrants, NFL Warrants and/or Options or the amounts that we will actually spend on the uses set forth above. Our board of directors will have broad discretion in applying the net proceeds of this offering and investors will be relying on our judgment regarding the application of the net proceeds of the exercise of public warrants, NFL Warrants and/or Options.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date. The Genius Board intends to evaluate adopting a policy of paying cash dividends. In evaluating any dividend policy, the Genius Board must consider Genius’ financial condition and may consider results of operations, certain tax considerations, capital requirements, alternative uses for capital, industry standards and economic conditions. Whether Genius adopts such a dividend policy and the frequency and amount of any dividends declared on the Genius ordinary shares will be within the discretion of the Genius Board.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our cash and our total capitalization (defined as total debt and shareholders’ equity) as of March 31, 2022 on:

•	an actual basis; and

•

an as adjusted basis, assuming the full cash exercise of 7,668,381 public warrants outstanding as of April 29, 2022 at an exercise price of $11.50 per ordinary share, to reflect the gross receipt by us of approximately $88.2 million in exercise price and the corresponding issuance of 7,668,381 ordinary shares, and the full cash exercise of 18,500,000 NFL Warrants outstanding as of April 29, 2022 at an exercise price of $0.01 per ordinary share, to reflect the gross receipt by us of approximately $185,000 in exercise price and the corresponding issuance of 18,500,000 ordinary shares and redemption and cancellation of 18,500,000 B Shares.

You should read this table together with the financial statements and notes thereto and other financial information included in this prospectus, any prospectus supplement or incorporated by reference in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

	As of March 31, 2022
	Actual (unaudited)	As Adjusted (unaudited)
(In thousands, except per share data)
Cash and cash equivalents	$174,173	$262,543
Debt:
Current debt	7,743	7,743
Long-term debt—less current portion	7,429	7,429

Total debt	$15,172	$15,172

Shareholders’ equity:
Common stock	1,979	2,241
B Shares	2	—
Additional paid-in capital	1,516,319	1,612,481
Accumulated deficit	(797,515)	(797,515)
Accumulated other comprehensive loss	(29,699)	(29,699)

Total shareholders’ equity	$691,086	$787,508

Total capitalization	$706,258	$802,680

SELLING SECURITYHOLDERS

The selling securityholders may from time to time offer and sell any or all of the ordinary shares as identified below pursuant to this prospectus. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the tables below, and their permitted transferees, lenders and others who later come to hold any of the selling securityholders’ interest in the securities other than through a public sale.

The table below sets forth, as of April 29, 2022, the name of the selling securityholders for which we are registering ordinary shares for resale to the public and the aggregate principal amount that the selling securityholders may offer pursuant to this prospectus. The individuals and entities listed below have beneficial ownership over their respective securities. The table is prepared based on information provided to us by the Selling Securityholders and may not reflect subsequent sales by the Selling Securityholders.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of Genius is based on 205,628,066 Genius ordinary shares issued and outstanding, including 7,533,687 unvested Restricted Shares.

The ordinary shares and warrants held by certain of the selling securityholders are subject to certain transfer restrictions as described in “Description of Securities” and pursuant to Amended and Restated Investor Rights Agreement or the respective agreements to the FanHub Acquisition, the Second Spectrum Acquisition and the Spirable Acquisition, as applicable.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such securities. In addition, the selling securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of ordinary shares registered on its behalf. A selling securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution”.

	Prior to the offering			Following the offering
Name of Selling Securityholder	Ordinary Shares Owned Before the Offering	Approximate Percentage of Outstanding Shares	Ordinary Shares Being Offered	Ordinary Shares Owned After the Offering	Approximate Percentage of Outstanding Shares
Maven TopHoldings Sarl(1)	60,212,336	29.3%	60,212,336	—	—
Mark Locke(2)	21,560,474	10.5%	21,510,474	50,000	*
NFL Enterprises, LLC(3)	18,500,000	9.0%	18,500,000	—	—
Funds and Accounts Managed by Caledonia(4)	18,304,080	8.9%	14,000,000	4,304,080	2.0%
August Capital, VI, L.P.(5)	1,787,450	*	1,787,450	—	—
TH Ludus Sarl(6)	1,621,347	*	1,621,347	—	—
TH Sports Holding SA(6)	1,008,743	*	1,008,743
F. Campbell Stephenson(2)	1,615,157	*	1,615,157	—	—
Nick Taylor(2)	1,601,041	*	1,601,041	—	—
Jack Davison(2)	1,533,978	*	1,533,978	—	—
Steven A. Ballmer(7)	1,515,178	*	1,515,178	—	—
Steven Burton(2)	1,425,184	*	1,425,184	—	—
Arthur Flutter(2)	1,209,744	*	1,209,744	—	—
Alistair Flutter(2)	1,172,781	*	1,172,781	—	—
Stephen Gardner(2)	1,149,705	*	1,149,705	—	—
Funds and Accounts Managed by Washington Harbour(8)	1,770,545	*	1,000,000	770,545	*
Tom Russell(2)	791,543	*	791,543	—	—
Rajiv Maheswaran(9)	575,585	*	575,585	—	—
Yu-Han Chang(10)	575,585	*	575,585	—	—
Funds and Accounts Managed by Northern Right(11)	790,748	*	550,000	240,748	*
Iain Hutchison(2)	529,781	*	529,781	—	—
WCH Fund I, LP(12)	500,000	*	500,000	—	—
ToT 2S Industries, LLC(13)	446,291	*	446,291	—	—
The Genius Employee Benefit Trust(14)	445,868	*	445,868	—	—
Byrneside Davies Holdings Pty Ltd as trustee for the Byrneside Davies Discretionary Trust(15)	400,000	*	400,000	—	—
Jeffrey Su(16)	383,724	*	383,724	—	—
Matthew Stephenson(2)	355,911	*	355,911	—	—
SCubed Capital, LLC(17)	308,352	*	308,352	—	—
Nicholas Ross(2)	302,427	*	302,427	—	—
J Tsai Sports Enterprises Ltd.(18)	452,322	*	452,322	—	—
Raine Venture Partners I LP(19)	300,712	*	300,712	—	—
Melissa Margaret Stephenson(2)	300,000	*	300,000	—	—
SCubed Capital Management, LLC(20)	270,106	*	270,106	—	—
Sean Conroy(2)	233,797	*	233,797	—	—
Sophie Powys(2)	200,465	*	200,465	—	—
Chris Dougan(2)	176,263	*	176,263	—	—
Carolyn Duncanson(2)	175,616	*	175,616	—	—
Alan Johnson(2)	165,786	*	165,786	—	—
Denise Johnson(2)	165,749	*	165,749	—	—
Adam Voss(2)	138,547	*	138,547	—	—
Gerard O’Meara(21)	130,311	*	130,311	—	—
MCP SPV III, a series of Medici Capital Partners LLC(22)	120,570	*	120,570	—	—
Smedvig Capital AS(23)	114,033	*	114,033	—	—
TenOneTen Ventures, L.P.(24)	104,843	*	104,843	—	—
SPW Investments, LLC(25)	103,470	*	103,470	—	—
David Priddle(2)	93,449	*	93,449	—	—
Blanka Priddle(2)	93,377	*	93,377	—	—
Daniel Burns(2)	88,844	*	81,364	7,480	*
All other Selling Securityholders(26)	1,986,863	*	1,986,863	—	—

*	Less than 1%.
(1)

Maven TopHoldings SARL is the record holder of the reported Genius ordinary shares. Each of Maven TopHoldings SARL and Apax IX GP Co. Limited has the sole voting power and sole dispositive power with respect to 60,212,336 Genius ordinary shares. Apax IX GP Co. Limited, through majority vote of its board, shares voting and dispositive power over the reported Genius ordinary shares held directly by Maven TopHoldings SARL and, accordingly, may be deemed the beneficial owner of such securities. The foregoing statements shall not be construed as an admission that Apax IX GP Co. Limited or any individual member of the board of directors of Apax IX GP Co. Limited is the beneficial owner of any securities covered by such statements. The address of the principal business office of the foregoing persons is Third Floor, Royal Bank Place, 1 Glategny Esplanade, St Peter Port, Guernsey, GY5 7FS.

(2)	The business address of this shareholder is C/O Genius Sports Limited, 9th Floor, 10 Bloomsbury Way, London, WC1A 2SL, United Kingdom.
(3)

Assumes the exercise of all of 18,500,000 NFL Warrants held by NFL Enterprises. NFL Enterprises currently holds 15,500,000 vested NFL Warrants of the Company that are exercisable within sixty (60) days of the date hereof and 3,000,000 NFL Warrants which will become vested and exercisable on April 1, 2023, or upon certain limited specified events and on customary terms as set forth in the Warrant Certificate. Each NFL Warrant entitles NFL Enterprises to purchase from the Company one ordinary share of the Company. Until such time as such NFL Warrants are exercised, NFL Enterprises has no economic equity interests in the Company. NFL Enterprises, an entity affiliated with the National Football League, is a subsidiary of NFL Ventures, L.P., the partners of whom are the 32 professional football member clubs of the National Football League. The business address of NFL Enterprises and NFL Ventures, L.P. is 345 Park Avenue, New York, NY 10154.

(4)

Includes 8,365,594 shares in which Caledonia (Private) Investments Pty Limited has investment and voting power over the shares for the following funds (i) GSA Cal Pty. Ltd. (ii) AES Caledonia Fund, (iii) ALD Investment Fund, (iv) Caledonia Carbrook Trust, (v) Caledonia Global Fund, (vi) CJH Investment Trust, (vii) GJJ Investment Trust, (viii) IDD Caledonia Trust, (ix) Caledonia Indweco Trust, (x) JAD Caledonia Trust, (xi) JSD Caledonia Trust, (xii) MAN Caledonia Investment Trust, (xiii) MGD Investment Fund, (xiv) MJM Caledonia Investment Trust, (xv) Caledonia Siddle Family Investment Fund, (xvi) SMD Investment Trust, (xvii) AJM Australian Holdings LLC and (xviii) AJM Caledonia LLC (collectively, the “Caledonia AU Funds”), The address of the Caledonia AU Funds is c/o Caledonia (Private) Investments Pty Limited, Level 10, 131 Macquarie Street, Sydney, NSW 2000 Australia. In addition, also includes 9,938,486 shares where Caledonia US, LP has investment and voting power over the securities for the following funds: (i) Caledonia GEM Fund, (ii) Caledonia Master Fund Ltd., and (iii) Caledonia Aggregated Fund LP (collectively, the “Caledonia US Funds”). The address of the Caledonia US Funds is c/o Caledonia US, LP, 650 Madison Avenue, 24th Floor, New York, New York 10022.

(5)	The business address of this shareholder is PMB #456, 660 Fourth St, San Francisco, California, 94107-1122.
(6)	The business address of this shareholder is 25 Maddox Street, Mayfair, London W1S 2PA United Kingdom.
(7)	The business address of this shareholder is 10400 NE 4th Street Suite 3000, Bellevue, Washington, 98004.
(8)

Washington Harbour Partners, LP is the investment manager of Washington Harbour Capital Master Fund, LP and Washington Harbour Capital Long Only Master Fund, LP and, therefore, has investment and voting power over the securities. Washington Harbour Partners Management GP LLC, as managing member of Washington Harbour Partners, LP, has the right to exercise investment and voting power on behalf of Washington Harbour Capital Master Fund, LP and Washington Harbour Capital Long Only Master Fund LP. The address of Washington Harbour Capital Master Fund, LP, Washington Harbour Capital Long Only Master Fund LP, the investment manager, and the managing member is 1201 Wilson Blvd., Suite 2210, Arlington, VA, 22209.

(9)	The business address of this shareholder is 504-A Garfield Avenue, South Pasadena, California, 91030.
(10)	The business address of this shareholder is 819 Montrose Ave, South Pasadena, California, 91030-2816.
(11)

Includes 25,000, 325,000, 100,000 and 100,000 shares directly held by each of (i) Northern Right Capital Management, LP, (ii) Northern Right Capital (QP), LP, (iii) Anna-Maria And Stephen Kellen Foundation, Inc. and (iv) NRC Partners I, LP (collectively, the “Northern Right Funds”), respectively. The business address of (i) Northern Right Capital Management, LP, (ii) Northern Right Capital (QP), LP, and (iii) NRC Partners I, LP is 9 Old Kings Hwy. S., 4th Fl., Darien, CT 06820. The address of Anna-Maria And Stephen Kellen Foundation, Inc. is 1345 Ave. of the Americas, 47th Flr., New York, NY 10105. Northern Right Capital Management, LP is the investment manager of (i) Northern Right Capital (QP), LP, (ii) Anna-Maria And Stephen Kellen Foundation, Inc. and (iii) NRC Partners I, LP and, therefore, has investment and voting power over the securities. BC Advisors, LLC, as general partner of Northern Right Capital Management, LP, has the right to exercise investment and voting power on behalf of the Northern Right Funds. The address of BC Advisors, LLC is 9 Old Kings Hwy. S., 4th Fl., Darien, CT 06820.

(12)

Willoughby Capital Holdings, LLC is the sole owner of the general partner of the selling securityholder and may share dispositive and voting power over the shares held by the selling securityholder. The business address of the selling securityholder is c/o Willoughby Capital Holdings, LLC, 330 Railroad Ave, Suite 101, Greenwich, CT 06830.

(13)	The business address of this shareholder is 137 N Larchmont 494, Los Angeles, California, 90004.
(14)

Represents Resulting Genius Shares issued to the EBT and may be purchased by certain Beneficiaries upon the exercise of the Options under the Genius Option Plan. The business address of the EBT is C/O Genius Sports Limited, 9th Floor, 10 Bloomsbury Way, London, WC1A 2SL, United Kingdom.

(15)	The business address of this shareholder is c/o James Allen, MinterEllison, Waterfront Place 1 Eagle Street, Brisbane QLD 4000, Australia.
(16)	The business address of this shareholder is 820 Mission St #309, South Pasadena, California, 91030.
(17)	The business address of this shareholder is 2061 Avy Ave, Menlo Park, California 94025.
(18)	The business address of this shareholder is c/o Blue Pool Capital Limited, 25/F Hysan Place, 500 Hennessy Road, Hong Kong.
(19)	The business address of this shareholder is 65 E 55th Street Fl 24 New York, New York 10022-3365.
(20)	The business address of this shareholder is 2061 Avy Ave, Menlo Park, California 94025.
(21)	The business address of this shareholder is 25 Brand St, London, SE10 8SP, United Kingdom.
(22)	The business address of this shareholder is 6510 Millrock Drive, Suite 400, Salt Lake City, Utah, 84121.
(23)	The business address of this shareholder is Ryger House, 11 Arlington Street, London, SW1A 1RD, United Kingdom.
(24)	The business address of this shareholder is 137 N Larchmont Blvd # 494, Los Angeles, California 90004-3704.
(25)	The business address of this shareholder is 1150 25th St, San Francisco, California 94107-3510.
(26)

The disclosure with respect to the remaining Selling Securityholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the total voting power prior to this offering.

DESCRIPTION OF SECURITIES

The following description of the material terms of securities of Genius includes a summary of specified provisions of the Genius Governing Documents. This description is qualified by reference to the Genius Governing Documents currently in effect, copies of which of are filed as Exhibit 3.1 and 3.2 to the registration statement of which this prospectus forms a part.

Overview

We are a non-cellular company with limited liability incorporated under the laws of the Island of Guernsey. Our affairs are governed by the Genius Governing Documents and the Guernsey Companies Law. Our register of shareholders is kept at our registered office at PO Box 656, East Wing, Trafalgar Court, Les Banques, St Peter Port, Guernsey, GY1 3PP. The Genius Board is authorized to issue an unlimited number of shares of any class, with or without a par value. Our ordinary shares have a par value of $0.01 each and our preferred shares have no par value.

As of April 29, 2022, there were 205,628,066 ordinary shares issued and outstanding and 18,500,000 B Shares issued and outstanding. No preferred shares have been issued.

Shares

General

We are generally not required to issue certificates representing the issued Genius ordinary shares which are listed on the NYSE (unless required to be issued pursuant to the Genius Governing Documents or the rules and regulations of the NYSE). Each shareholder whose shares are not listed on the NYSE is entitled to one certificate for all of the shares of each class in the capital of Genius held by that shareholder. Legal title to the issued shares is recorded in registered form in the register of shareholders of Genius. Subject to certain exceptions described elsewhere in this prospectus, holders of our ordinary shares have no pre-emptive, subscription, redemption or conversion rights. The Genius Board may create and issue additional classes of shares, including series of preferred shares, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares will have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be determined by the Genius Board. If any preferred shares are issued, the rights, preferences and privileges of holders of ordinary shares will be subject to, and may be adversely affected by, the rights of the holders of such preferred shares.

Dividends

The holders of ordinary shares are entitled to such dividends as may be declared by the Genius Board, subject to the Guernsey Companies Law and the Genius Governing Documents. Dividends and other distributions authorised by the Genius Board in respect of the issued and outstanding ordinary shares shall be paid in accordance with the Genius Governing Documents and shall be distributed among the holders of ordinary shares on a pro rata basis. The rights of holders of ordinary shares to participate in dividends and distributions may be subject to any preference attaching to any outstanding preferred shares from time to time. The B shares in the capital of Genius Sports Limited do not entitle holders to dividends or distributions.

Voting rights

Ordinary shares entitle the holder (i) on a show of hands, to one vote and (ii) on a poll, to one vote for each ordinary share registered in the name of the holder on all matters upon which the ordinary shares are entitled to vote (whether in person or by proxy). Voting at any shareholders’ meeting is by way of poll, unless otherwise determined by the Genius Board or the shareholders of Genius in accordance with the Guernsey Companies Law.

The B shares entitle the holder (i) on a show of hands, to one tenth of a vote and (ii) on a poll, to one tenth of a vote for B share registered in the name of the holder on all matters upon which the B shares are entitled to vote (whether in person or by proxy).

In determining the number of votes cast at a general meeting of shareholders for or against a proposal, holders of ordinary shares who abstain from voting on any resolution will be counted for purposes of determining a quorum but not for the purposes of determining the number of votes cast. No business shall be transacted at any general meeting unless a quorum of shareholders is present at the time when the meeting proceeds to business. Two or more shareholders present (in person or by proxy) and entitled to vote and who hold in aggregate not less than fifty percent plus one ordinary share of all voting share capital in issue shall be a quorum.

An Ordinary Resolution requires the affirmative vote of a simple majority of the votes of shareholders entitled to vote and voting in person or by attorney or proxy at a quorate general meeting or a simple majority of the total voting rights of eligible shareholders (being the shareholders entitled to vote on the circulation date of a written resolution) (“eligible shareholders”) by written resolution, while a Special Resolution requires the affirmative vote of a majority of not less than seventy five percent of the votes of the shareholders entitled to vote and voting in person or by attorney or proxy at a quorate general meeting or seventy five percent of the total voting rights of eligible shareholders by written resolution. A Special Resolution is required for important matters such as (without limitation) the removal of a director for cause, merger or consolidation of Genius, change of name or making changes to the Genius Governing Documents or the voluntary winding up of Genius.

Variation of rights

The rights attached to any class of shares (unless otherwise provided by the terms of issue of that class), such as voting, dividends and the like, may be varied only with the consent in writing of the holders of three fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than three fourths of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class shall not (unless otherwise provided by the terms of issue of that class) be deemed to be varied by the creation or issue of further shares ranking in priority to or pari passu with such previously existing shares.

The rights attached to any class of shares may, however, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors of Genius not to have a material adverse effect upon such rights.

Transfer of ordinary shares

Where ordinary shares have been admitted to settlement by means of the uncertificated system operated by DTC (or any other uncertificated system to which our shares are admitted to settlement) (an “uncertificated system”), any shareholder may transfer all or any of his or her ordinary shares in accordance with and subject to the rules issued by DTC (or such other operator as may operate the relevant uncertificated system) (the “Rules”) and no written instrument of transfer shall, subject to the Rules, be required. Where any ordinary shares or B shares are not admitted to an uncertificated system, a shareholder may transfer his or her ordinary shares by an instrument of transfer in the usual form or any other form approved by the Board.

In addition, the Genius Governing Documents provide (without limitation) that the Genius Board may, subject to the Rules, decline to recognize any transfer of Genius ordinary shares which are admitted to settlement on an uncertificated system if (i) the transfer is in breach of the Rules or (ii) the transfer would prevent dealings in the share from taking place on an open and proper basis on the NYSE. The transfer of Genius ordinary shares is also subject to any relevant securities laws (including the Exchange Act).

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or repurchase by us of ordinary shares and subject to any agreement between the relevant shareholders and us in respect of the ordinary shares), assets available for distribution among the holders of ordinary shares of Genius shall be distributed among the holders of the ordinary shares of Genius on a pro rata basis.

Share repurchases and redemptions

We may purchase our own ordinary shares on a stock exchange if the acquisition is approved in advance by an ordinary resolution which complies with the requirements of the Guernsey Companies Law (which may be general or limited to shares of a particular class or description). We may also purchase our own ordinary shares in privately negotiated transactions if the terms of the contract to acquire such shares are approved in advance by an ordinary resolution (again, which complies with the requirements of the Guernsey Companies Law).

The Genius Governing Documents provide that Genius ordinary shares are redeemable by agreement between Genius and the relevant shareholder. However, any such redemption would need to be effected on a pro rata basis unless all other shareholders entitled to participate waive their participation rights. The B shares are redeemable or subject to compulsory repurchase by the Company on the exercise of any warrant to which they are stapled.

We may not buy back or redeem any ordinary share unless the Genius Board has made a statutory solvency determination that it is satisfied on reasonable grounds that Genius will, immediately after the buy back or redemption, satisfy the solvency test set out in the Guernsey Companies Law (meaning that we are able to pay our debts as they become due and that the value of our assets is greater than the value of its liabilities).

Conversion

There are no automatic conversion rights which attach to our ordinary shares. The Genius Governing Documents do, however, provide that (i) the whole or any particular class or part of a class of shares may be re-designated as shares of another class and (ii) shares the nominal amount of which is expressed in a particular currency may be converted into shares of a nominal amount of a different currency, in each case where shareholders approve such action by Ordinary Resolution.

Lien, forfeiture and surrender

Genius shall have a first and paramount lien and charge on all shares (not being fully paid) for all moneys, whether presently payable or not, called or payable at a fixed time in respect of those shares. Such lien or charge shall extend to all dividends and distributions from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of Genius’ lien and charge (if any) on such shares.

The directors of Genius may at any time make calls upon the shareholders in respect of any moneys unpaid on their shares (whether on account of the nominal value or by way of premium) and each shareholder shall pay to Genius at the time and place appointed the amount called.

If a shareholder fails to pay any call or instalment on the day appointed, the directors of Genius may serve notice requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued and any expenses which may have been incurred by Genius by reason of non-payment. If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may, at any time before payment has been made and subject to the Guernsey Companies Law, be forfeited by a resolution of the directors of Genius to that effect. Such forfeiture shall include all dividends or other distributions declared in respect of the forfeited share and not actually paid before the forfeiture. A forfeited share shall be deemed to be the property of Genius and, subject to the provisions of the Guernsey Companies Law and the Articles, may be sold, re-allotted or otherwise disposed of on such terms as the directors of Genius shall think fit. A person whose shares have been forfeited shall cease to be a shareholder in respect of those shares but shall remain liable to pay to Genius all moneys which, at the date of forfeiture, were payable by him to Genius in respect of the shares together with interest from the date of forfeiture until payment at such rate as the directors of Genius may determine. The directors of Genius may accept from any shareholder on such terms as shall be agreed a surrender of any shares in respect of which there is a liability for calls. Any surrendered share may be disposed of in the same manner as a forfeited share.

Exchange Controls

There is no exchange control legislation or regulation in Guernsey except by way of such as freezing of funds of, and/or prohibition of new investments in, certain jurisdictions subject to international sanction.

Directors

Appointment and removal

The management of Genius is vested in its board of directors. The Genius Governing Documents provide that there shall be a board of directors consisting of no fewer than two and no greater than 14 directors, unless increased or decreased from time to time by the board of directors or by shareholders in a general meeting by Ordinary Resolution. The Genius Board is comprised of nine directors. The Sponsor is entitled to designate two directors of Genius, the Sellers are entitled to designate six directors of Genius, and the Chief Executive Officer of Genius is appointed as a director of Genius. So long as shares of Genius are listed on the NYSE, the Genius Board shall include such number of “independent directors” as the relevant rules applicable to the listing of such shares on the NYSE require.

The directors are divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall initially be assigned to each class in accordance with the Amended and Restated Investor Rights Agreement. At the first annual general meeting of shareholders of Genius (expected in 2022), the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years, ending at our 2025 annual general meeting. At the second annual general meeting (expected in 2023), the term of office of the Class II directors will expire and Class II directors will be elected for a full term of three years. At the third annual general meeting (expected in 2024), the term of office of the Class III directors will expire and Class III directors will be elected for a full term of three years. At each succeeding annual general meeting, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual general meeting. No decrease in the number of directors constituting the directors shall shorten the term of any incumbent director.

The Genius Board shall, subject to the terms of the Amended and Restated Investor Rights Agreement, applicable law and the listing rules of the NYSE (or any other stock exchange on which our shares are listed) ensure that any individual nominated pursuant to Amended and Restated Investor Rights Agreement shall be nominated for election as a director at the next annual meeting or extraordinary general meeting called for that purpose. In respect of any position on the Genius Board that is not entitled to be filled by a nomination pursuant to the Amended and Restated Investor Rights Agreement, if any, the directors shall have the right to nominate an individual for election as a director at the next annual general meeting or extraordinary general meeting called for that purpose. In both cases, such individual shall be appointed if approved by Ordinary Resolution at such general meeting. If a vacancy arises on the Genius Board, the directors may fill such vacancy in accordance with the terms of the Genius Governing Documents, the Amended and Restated Investor Rights Agreement, applicable law and the listing rules of the NYSE (or any other stock exchange on which our shares are listed).

A director may be removed from office by the holders of ordinary shares by Special Resolution only for “cause” (as defined in the Genius Governing Documents), subject to certain exceptions and as more fully described in the Amended and Restated Investor Rights Agreement. In addition, a director may be removed from office by the Genius Board by resolution made by the directors for “cause” or if a director becomes disqualified (as described in the Genius Governing Documents and the Guernsey Companies Law). The appointment and removal of directors is subject to the Guernsey Companies Law, the Genius Governing Documents, applicable rules of the NYSE (or any other stock exchange on which our shares are listed) and to the provisions of the Amended and Restated Investor Rights Agreement. The detailed procedures for the nomination of persons proposed to be elected as directors at any general meeting of Genius are set out in the Genius Governing Documents.

Indemnification of directors and officers

To the fullest extent permitted by law, the Genius Governing Documents provide that the directors and officers of Genius shall be indemnified from and against all liability which they incur in execution of their duty in their respective offices, except liability incurred by reason of such director’s or officer’s negligence, default, breach of duty or breach of trust.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Alternate directors

Any director (other than an alternate director) may appoint any other person (whether a shareholder of Genius or otherwise and including another director of Genius) to act in his or her place as an alternate director. No appointment of an alternate director shall take effect until the appointing director has lodged the notice appointing his alternate at the registered office of Genius. A director may revoke his or her appointment of an alternate at any time. No revocation shall take effect until the appointing director has lodged the notice revoking the appointment at the registered office of Genius.

An appointed and acting alternate director may (a) attend and vote at any board meeting or, where his appointor would be entitled to attend, meeting of a committee of the directors at which the appointing director is not personally present; (b) sign any written resolution of the directors or a committee of the directors circulated for written consent; and (c) generally perform all the functions of the appointing director in his or her absence. An alternate director, however, is not entitled to receive any remuneration from Genius for services rendered as an alternate director but shall be entitled to be paid all reasonable expenses incurred in exercise of his duties.

A director who is also an alternate director shall be entitled to vote for such other director as well as on his own account but no director shall at any meeting be entitled to act as alternate director for more than one other director.

Shareholder power to requisition general meetings

The directors of Genius are required to call a general meeting if requisitioned to do so in writing, given by one or more shareholders who together hold more than 10% of such of the capital of Genius as carries the right to vote at such general meeting (excluding any capital held as treasury shares). The requisition must specify the general nature of the business to be dealt with at the meeting; be signed by or on behalf of the requisitioners and must be deposited at the registered office of Genius.

Should the directors of Genius fail to call a general meeting within 21 days from the date of deposit of a requisition to be held within 28 days of the date of the notice convening the meeting, the requisitioners or any of them representing more than one half of the total voting rights of the members who requested the meeting, may call a general meeting to be held within three months from the date on which the directors of Genius became subject to the requirement to call a meeting.

Shareholder Proposals

In addition to the above ability for a shareholder to requisition a general meeting for a specific purpose, a proposal may be properly brought before an annual general meeting by any shareholder of Genius who is a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the Genius Governing Documents and the record date for the determination of shareholders entitled to vote at such annual general meeting, and who complies with the notice and other procedures set forth in the Genius Governing Documents, which are summarized below. Please see the Genius Governing Documents for the full procedures.

Shareholder proposals other than director nominations

The Genius Governing Documents set forth requirements for shareholders wishing to propose business other than the nomination of directors at an annual general meeting.

In addition to any other applicable requirements, for business to be brought properly before an annual general meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of Genius.

For matters other than for the nomination for election of a director to be made by a shareholder, to be timely such shareholder’s notice shall be delivered to Genius at its principal executive offices not less than ninety (90) days and not more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual general meeting. However, if our annual general meeting occurs on a date more than thirty (30) days earlier or later than our prior year’s annual general meeting, then the directors will determine a date a reasonable period prior to our annual general meeting by which date the shareholder’s notice must be delivered and publicize such date in a filing pursuant to the Exchange Act, or via press release. Such publication shall occur at least fourteen (14) days prior to the date set by the directors.

To be in proper written form, a shareholder’s notice to Genius must set forth as to such matter such shareholder proposes to bring before the annual general meeting:

•

a reasonably brief description of the business desired to be brought before the annual general meeting, including the text of the proposal or business, and the reasons for conducting such business at the annual general meeting;

•	the name and address, as they appear on our register of shareholders, of the shareholder proposing such business and any Shareholder Associated Person (as defined below);

•

the class or series and number of Genius ordinary shares that are held of record or are beneficially owned by such shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person;

•

whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any Genius Securities (as defined below), and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any Genius Securities;

•

any material interest of the shareholder or an Shareholder Associated Person in such business, including a reasonably detailed description of all agreements, arrangements and understandings between or among any of such shareholders or between or among any proposing shareholders and any other person or entity (including their names) in connection with the proposal of such business by such shareholder; and

•

a statement as to whether such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law and the rules of the NYSE to carry the proposal.

A Shareholder Associated Person of any shareholder includes:

•	any affiliate (as defined in the Genius Governing Documents) of, or person acting in concert with, such shareholder;

•	any beneficial owner of Genius ordinary shares owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made; and

•	any person controlling, controlled by or under common control with a person referred to in the preceding two bullets.

Shareholder’s nomination of a director

The Genius Governing Documents also set forth requirements for shareholders wishing to nominate directors. An eligible shareholder who follows these procedures is entitled to have their nomination included in our proxy statement and therefore would not be required to solicit their own proxies in accordance with any applicable laws and rules.

Subject to the Amended and Restated Investor Rights Agreement, for a nomination for election of a director to be made by a Genius shareholder (other than directors to be nominated by any series of preferred shares), such shareholder must:

•

be a shareholder of record on both the date of the giving of the notice by such shareholder provided for in the Genius Governing Documents and the record date for the determination of shareholders entitled to vote at such annual general meeting;

•	on each such date beneficially own more than 15% of the issued ordinary shares (unless otherwise provided in the Exchange Act or the rules and regulations of the SEC); and

•	have given timely notice thereof in proper written form to the Secretary of Genius.

If a shareholder is entitled to vote only for a specific class or category of directors at a meeting of the shareholders, such shareholder’s right to nominate one or more persons for election as a director at the meeting shall be limited to such class or category of directors.

To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of Genius not less than 90 nor more than 120 days prior to the meeting; provided, that if less than 130 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

To be in proper written form, a shareholder’s notice to the Secretary must set forth:

•	as to each nominating shareholder:

•	the information about the shareholder and its Shareholder Associated Persons specified above under “—Shareholder proposals other than director nominations”; and

•	any other information relating to such shareholder that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and

•	as to each person whom the shareholder proposes to nominate for election as a director:

•

all information that would be required if such nominee was a nominating shareholder, as described above, except such information shall also include the business address and residence address of the person;

•	the principal occupation or employment of the person;

•

all information relating to such person that is required to be disclosed in solicitations of proxies for appointment of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act or any successor provisions thereto, and any other information relating to the person that would be required to be disclosed pursuant to any applicable law and rules of the SEC or of the NYSE; and

•

a description of all direct and indirect compensation and other material monetary arrangements and understandings during the past three years, and any other material relationship, between or among any nominating shareholder and its affiliates and associates, on the one hand, and each proposed nominee, his respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K of the Exchange Act if such nominating shareholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Genius may require any proposed nominee to furnish such other information as may be reasonably required by Genius to determine the eligibility of such proposed nominee to serve as an independent director of Genius in accordance with the rules of the NYSE.

Warrants

Public Shareholders’ Warrants

Each whole Genius warrant entitles the registered holder to purchase one Genius ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing upon 12 months from the closing of the IPO (i.e., August 18, 2021), provided that Genius has an effective registration statement under the Securities Act covering the Genius ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or Genius permits holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Genius ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire five years after the completion of the Business Combination, at 5:00 PM, Eastern Time, or earlier upon redemption or liquidation.

Genius will not be obligated to deliver any Genius ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and Genius will not be obligated to issue a Genius ordinary share upon exercise of a warrant unless the Genius ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will Genius be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a dMY unit containing such warrant will have paid the full purchase price for the unit solely for the Genius ordinary share underlying such unit.

Redemption of warrants when the price per Genius ordinary share equals or exceeds $18.00.

Once the warrants become exercisable, Genius may redeem the outstanding warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the Genius ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Shareholders’ Warrants—Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

Genius will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Genius ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Genius ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by Genius, Genius may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Genius has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Genius ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Shareholders’ Warrants—Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per Genius ordinary share equals or exceeds $10.00.

Once the warrants become exercisable, Genius may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of the Genius ordinary shares except as otherwise described below; and

•

if, and only if, the closing price of the Genius ordinary shares equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Shareholders’ Warrants—Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of Genius ordinary shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the Genius ordinary shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of the Genius ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “—Anti-Dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

	Fair Market Value of Ordinary Shares
Redemption Date (period to expiration of warrants)	10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Genius ordinary shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of the Genius ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Genius ordinary shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of the Genius ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Genius ordinary shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Genius ordinary shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Genius ordinary shares.

This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Genius ordinary shares are trading at or above $10.00 per share, which may be at a time when the trading price of the Genius ordinary shares is below the exercise price of the warrants. Genius has established this redemption feature to provide it with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of warrants when the price per Genius ordinary share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date that dMY filed its final prospectus in connection with its initial public offering. This redemption right provides Genius with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to its capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and Genius will be required to pay the redemption price to warrant holders if it chooses to exercise this redemption right and it will allow Genius to quickly proceed with a redemption of the warrants if it determines it is in its best interest to do so. As such, Genius would redeem the warrants in this manner when it believes it is in its best interest to update its capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, Genius can redeem the warrants when the Genius ordinary shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If Genius chooses to redeem the warrants when the Genius ordinary shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Genius ordinary shares than they would have received if they had chosen to wait to exercise their warrants for Genius ordinary shares if and when such Genius ordinary shares were trading at a price higher than the exercise price of $11.50.

No fractional Genius ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, Genius will round down to the nearest whole number of the number of Genius ordinary shares to be issued to the holder.

Redemption procedures

A holder of a warrant may notify Genius in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Genius ordinary shares outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments

If the number of outstanding Genius ordinary shares is increased by a capitalization or share dividend payable in Genius ordinary shares, or by a split-up of Genius ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Genius ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding Genius ordinary shares. A rights offering made to all or substantially all holders of Genius ordinary shares entitling holders to purchase Genius ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Genius ordinary shares equal to the product of (i) the number of Genius ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Genius ordinary shares) and (ii) one minus the quotient of (x) the price per Genius ordinary share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Genius ordinary shares, in determining the price payable for Genius ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Genius ordinary shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Genius ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Genius, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all of the holders of the Genius ordinary shares on account of such Genius ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Genius ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Genius ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Genius ordinary share in respect of such event.

If the number of outstanding Genius ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of Genius ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Genius ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Genius ordinary shares.

Whenever the number of Genius ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Genius ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Genius ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Genius ordinary shares (other than those described above or that solely affects the par value of such Genius ordinary shares), or in the case of any merger or consolidation of us with or into another entity (other than a consolidation or merger in which Genius is the continuing entity and that does not result in any reclassification or reorganization of the outstanding Genius ordinary shares), or in the case of any sale or conveyance to another entity of the assets or other property of Genius as an entirety or substantially as an entirety in connection with which Genius is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Genius ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Genius ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Genius ordinary shares in such a transaction is payable in the form of Genius ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Genius ordinary shares and any voting rights until they exercise their warrants and receive Genius ordinary shares. After the issuance of Genius ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, Genius will, upon exercise, round down to the nearest whole number the number of Genius ordinary shares to be issued to the warrant holder.

Private Placement Warrants

Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants. The private placement warrants (including the Genius ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or saleable until 30 days after the Closing (except pursuant to limited exceptions as described elsewhere in this prospectus with respect to dMY’s officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by Genius so long as they are held by the Sponsor or its permitted transferees (except as otherwise set forth herein). The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by Genius in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Genius ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Genius ordinary shares underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported closing price of the Genius ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that dMY has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and its permitted transferees is because it was not known at the time of dMY’s initial public offering whether they will be affiliated with Genius following the Business Combination. If they remain affiliated with Genius, their ability to sell Genius’s securities in the open market will be significantly limited. Genius expects to have policies in place that restrict insiders from selling Genius’s securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell Genius’s securities, an insider cannot trade in Genius’s securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Genius ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, Genius believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.

dMY’s initial stockholders have agreed not to transfer, assign or sell any of the private placement warrants (including the Genius ordinary shares issuable upon exercise of any of these warrants) until the date that is 30 days after the Closing, except that, among other limited exceptions as described elsewhere in this prospectus, transfers can be made to our officers and directors and other persons or entities affiliated with the Sponsor.

As of April 29, 2022, there were 7,668,381 Genius Warrants outstanding, all of which were public warrants.

NFL Warrants

Each whole NFL Warrant entitles the registered holder to purchase one Genius ordinary share at a price of $0.01 per Share (the “NFL Exercise Price”), subject to adjustment described below. Upon each purchase of a NFL Warrant Share pursuant to the exercise of a NFL Warrant, each B share attached to such NFL Warrant shall automatically be repurchased or, in the Company’s discretion, redeemed by the Company and cancelled at par value, in each case, in accordance with the Genius governing documents. Each NFL Warrant shall be exercisable at the option of the holder from the time such NFL Warrant has vested.

Methods of Exercise

Cash Exercise

The NFL Warrants may be exercised via cash exercise, by the payment to the Company, by certified, cashier’s or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate NFL Exercise Price of the Genius ordinary shares being purchased.

Net Issue Exercise

In lieu of exercising the NFL Warrants, the holders may elect to receive ordinary shares equal to the value of the NFL Warrants that are vested and exercisable using the following formula with respect to Genius ordinary shares that are vested and exercisable:

Where: X = the number of the Genius ordinary share to be issued to the holder.

Y = the number of vested and exercisable NFL Warrants that are to be canceled.

A = the fair market value of one Genius ordinary share on the date of determination.

B = the per share NFL Exercise Price (as adjusted to the date of such calculation).

Anti-Dilution Adjustments

The number of and kind of securities purchasable upon exercise of any NFL Warrants and the NFL Exercise Price shall be subject to adjustment from time to time. Subject to the vesting of NFL Warrants upon a Change of Control (as defined in the Warrant Certificate) and subject to a holder’s rights pursuant to any other agreement between the holder and the Company, if at any time there shall be a merger or a consolidation of the Company with or into another entity, or a sale of all or substantially all of the assets of the Company in one or a series of related transactions, then, as part of such merger, consolidation or sale of assets, the holder will be entitled to receive upon exercise of an NFL Warrant, during the period specified in the NFL Warrant and upon payment of the aggregate NFL Exercise Price then in effect, the number of shares of stock or other securities or property (including cash) of the successor entity resulting from such merger, consolidation or sale, to which the holder as the holder of the Genius ordinary Shares deliverable upon exercise of a NFL Warrant would have been entitled in such merger, consolidation or sale if that NFL Warrant had been exercised immediately before such merger, consolidation or sale.

If the number of outstanding Genius ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of Genius ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Genius ordinary shares issuable on exercise of each NFL Warrant will be decreased in proportion to such decrease in outstanding Genius ordinary shares.

If the Company at any time while any NFL Warrants remain outstanding and unexpired pays a dividend with respect to Genius ordinary shares payable in Genius ordinary shares, or make any other distribution with respect to Genius ordinary shares payable in Genius ordinary shares, then the number of Genius ordinary shares underlying each NFL Warrant shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to the number of Shares that the holder would have held after such dividend or distribution payable in Genius ordinary shares had such holder exercised that NFL Warrant immediately prior to the record date for the determination of shareholders entitled to receive such dividend or distribution, and the exercise price of each NFL Warrant shall be $0.01 per Genius ordinary share.

If the Company at any time pays a dividend or makes a distribution on the Genius ordinary shares (other than a dividend or distribution in Genius ordinary shares), the holder shall have the right thereafter to receive upon the exercise of any NFL Warrant, in addition to the Genius ordinary shares deliverable upon such exercise, the cash or kind and amount of other securities and property which the holder would have been entitled to receive if the holder had exercised that NFL Warrant immediately prior to the record date for the determination of shareholders entitled to receive such dividend or distribution. The amount of any such other securities and property which the holder shall thereafter be entitled to receive upon the exercise of an NFL Warrant shall be subject to adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to those with respect to the Genius ordinary shares.

No fractional shares will be issued upon exercise of the NFL Warrants. If, upon exercise of the NFL Warrants, a holder would be entitled to receive a fractional interest in a share, Genius will, upon exercise, round down to the nearest whole number the number of Genius ordinary shares to be issued to the warrant holder.

Transfers

The NFL Warrants are non-transferable, except to certain Permitted Transferees (as defined in the Warrant Certificate).

Genius and the NFL Enterprises have entered into the Amended and Restated Investor Rights Agreement, pursuant to which, among other things, (i) Genius will file a shelf registration statement for registration of the resale of the NFL Warrant Shares, (ii) Genius will provide NFL Enterprises customary piggyback registration rights with respect to the NFL Warrant Shares and (iii) NFL Enterprises will be subject to a customary lock-up period and certain transfer restrictions.

Transfer Agent and Warrant Agent

The transfer agent for Genius ordinary shares and warrant agent for the Genius warrants is Continental Stock Transfer & Trust Company.

Notices

We will give notice of each general meeting by publication on our website and in any other manner that we may be required to follow in order to comply with the Genius Governing Documents, the Guernsey Companies Law and applicable stock exchange and SEC requirements. Each shareholder is deemed to have agreed to accept communication from Genius by electronic means (including, for the avoidance of doubt, by means of a website) in accordance with the Guernsey Companies Law unless the shareholder notifies Genius otherwise. Holders of registered shares may further be provided notice of the meeting in writing at their addresses as stated in our register of shareholders.

Subject to any restrictions imposed on any shares, notice of each general meeting shall be given to our shareholders, persons entitled to a share in consequence of the death or bankruptcy of a shareholder, our directors, our auditor (if any) and persons entitled to vote in respect of a share in consequence of the incapacity of a shareholder.

Other Guernsey Law Considerations

Compromises and Arrangements

Where Genius and its creditors or shareholders or a class of either of them propose a compromise or arrangement between Genius and its creditors or its shareholders or a class of either of them (as applicable), the Royal Court of Guernsey (the “Court”) may order a meeting of the creditors or class or creditors or of our shareholders or class of shareholders (as applicable) to be called in such manner as the Court directs. Any compromise or arrangement approved by a majority in number representing 75% in value of the members or class of members (excluding any shares held as treasury shares) or creditors or class of creditors (as the case may be), present and voting either in person or by proxy at the meeting, if sanctioned by the Court, is binding on Genius and all the creditors, shareholders or members of the specific class of either of them (as applicable) and any liquidator or administrator and contributories (where relevant) of Genius.

Certain Disclosure Obligations of Genius

We are subject to certain disclosure obligations under Guernsey and U.S. law and the rules of the NYSE. The following is a description of the general disclosure obligations of public companies under Guernsey and U.S. law and the rules of the NYSE as such laws and rules exist as of the date of this document, and should not be viewed as legal advice for specific circumstances.

Periodic Reporting under Guernsey Law

Under the Guernsey Companies Law, we are required to submit to the Guernsey Registry (i) between June 1, 2021 and July 31, 2021 an annual validation containing information current on May 31, 2021 and (ii) thereafter before the last day of February in each year an annual validation containing information current on December 31 of the previous year. we are also required to file with the Guernsey Registry details of any change of our directors, or their details, within 14 days of the relevant change and details of any change of its registered office. Certain shareholder resolutions must also be filed with the Guernsey Registry within certain timeframes. For example, a copy of every Special Resolution must be filed with the Guernsey Registry within 30 days of it being passed.

Periodic Reporting under U.S. Securities Law

We are a “foreign private issuer” under the securities laws of the United States and the rules of the NYSE. Under the securities laws of the United States, “foreign private issuers” are subject to different disclosure requirements than U.S. registrants. Genius intends to take all actions necessary to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules adopted by the SEC and NYSE’s listing standards.

Registration Rights

Certain holders of the Genius Securities, including the Founders, and NFL Enterprises are entitled to registration rights pursuant to the Amended and Restated Investor Rights Agreement. In addition, the PIPE Investors have certain registration rights under the Subscription Agreements. Further, certain holders who have been issued our ordinary shares in connection with the FanHub Acquisition and the Second Spectrum Acquisition have certain registration rights under the respective agreements to such transactions.

Listing of Genius Securities

Our ordinary shares and public warrants are currently listed on the NYSE under the symbol “GENI” and “GENI WS,” respectively.

MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

The following discussion is a summary of material U.S. federal income tax considerations applicable to you if you are a holder of Genius ordinary shares or public warrants (other than the Sponsor or any of its affiliates), as a consequence of the ownership and disposition of Genius ordinary shares and public warrants. This discussion addresses only those holders that hold Genius ordinary shares and/or public warrants as a capital asset (generally property held for investment). This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their particular circumstances, or to investors subject to special tax rules, such as:

•	financial institutions or financial services entities;

•	insurance companies;

•	mutual funds;

•	pension plans;

•	S corporations;

•	broker-dealers;

•	traders in securities that elect mark-to-market treatment;

•	regulated investment companies;

•	real estate investment trusts;

•	trusts and estates;

•	tax-exempt organizations (including private foundations);

•	passive foreign investment companies;

•	controlled foreign corporations;

•	governments or agencies or instrumentalities thereof;

•

investors that hold Genius ordinary shares or public warrants or who will hold Genius ordinary shares or public warrants as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes;

•	investors subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “U.S. Tax Code”);

•	U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar;

•	accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the U.S. Tax Code;

•	U.S. expatriates;

•	investors subject to the U.S. “inversion” rules;

•	holders owning or considered as owning (directly, indirectly, or through attribution) 5 percent (measured by vote or value) or more of Genius ordinary shares; and

•

persons who received any Genius ordinary shares or warrants issued pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation, fees or other consideration in connection with performance of services or similar arrangements.

This summary does not discuss any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax or the Medicare tax on net investment income. In addition, this summary does not address any tax consequences to investors that directly or indirectly hold equity interests in Genius or TopCo prior to the Business Combination, including former holders of Class A Shares, or public warrants that also held, directly or indirectly, equity interests in Genius or TopCo prior to the Business Combination.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of Genius ordinary shares or public warrants, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and the partner and certain determinations made at the partner level. If you are a partner of a partnership holding Genius ordinary shares or public warrants, you are urged to consult your tax advisor regarding the tax consequences to you of the ownership and disposition of Genius ordinary shares and public warrants by the partnership.

This summary is based upon the U.S. Tax Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the U.S. Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought, and do not intend to seek, a ruling from the IRS as to any U.S. federal income tax consideration described herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF GENIUS ORDINARY SHARES AND PUBLIC WARRANTS.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Genius ordinary shares or public warrants, as the case may be, that is:

•	an individual who is a U.S. citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the U.S. Tax Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Treatment of Genius as a non-U.S. Corporation for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally will be considered to be a U.S. corporation for U.S. federal income tax purposes only if it is created or organized in the United States or under the law of the United States or of any State. Accordingly, under generally applicable U.S. federal income tax rules, Genius, which is not created or organized in the United States or under the law of the United States or of any State but is instead a Guernsey incorporated entity and tax resident of the U.K., would generally be classified as a non-U.S. corporation. Section 7874 of the U.S. Tax Code and the Treasury Regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes.

The Section 7874 rules are complex and require analysis of all relevant facts, and there is limited guidance as to their application. Under Section 7874 of the U.S. Tax Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, be subject to U.S. federal income tax on its worldwide income) if (1) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including through the acquisition of all of the outstanding stock of the U.S. corporation), (2) the non-U.S. corporation’s “expanded affiliated group” does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities, and (3) the shareholders of the acquired U.S. corporation before the acquisition hold at least 80% (by either vote or value) of the shares of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the acquired U.S. corporation (the “Ownership Test”).

Based on the complex rules for determining share ownership under Section 7874 of the Code and certain factual assumptions, former dMY stockholders are expected to be treated as holding less than 80% (by both vote and value) of Genius by reason of their former ownership of dMY common stock, and therefore Genius is not expected to satisfy the Ownership Test. As a result, Genius believes, and the remainder of this discussion assumes that, it will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the U.S. Tax Code. However, whether the Ownership Test has been satisfied is finally determined after the completion of the Business Combination, by which time there may have been adverse changes to the relevant facts and circumstances. Furthermore, the interpretation of Treasury Regulations relating to the Ownership Test is subject to uncertainty, and there is limited guidance regarding their application. In addition, changes to the rules in Section 7874 of the U.S. Tax Code or the Treasury Regulations promulgated thereunder, or other changes in law, could adversely affect Genius’s status as a non-U.S. entity for U.S. federal income tax purposes. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.

If it were determined that Genius is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the U.S. Tax Code and the Treasury Regulations promulgated thereunder, Genius would be liable for U.S. federal income tax on its income just like any other U.S. corporation, and U.S. Holders and Non-U.S. Holders (as defined below) of Genius ordinary shares and public warrants would be treated as holders of stock and warrants of a U.S. corporation.

U.S. Federal Income Taxation of U.S. Holders

Tax Consequences to U.S. Holders of Ownership and Disposition of Genius Ordinary Shares and Public Warrants

Dividends and Other Distributions on Genius Ordinary Shares

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” distributions (including, for the avoidance of doubt and for the purpose of the balance of this discussion, deemed distributions) on Genius ordinary shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from Genius’ current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of Genius’ current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Genius ordinary shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Genius ordinary shares and will be treated as described below under the heading “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Genius Ordinary Shares, and Public Warrants.” The amount of any such distribution will include any amounts withheld by us (or another applicable withholding agent). Amounts treated as dividends that Genius pays to a U.S. Holder that is a taxable corporation generally will be taxed at regular tax rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if Genius ordinary shares are readily tradable on an established securities market in the United States or Genius is eligible for benefits under an applicable tax treaty with the United States, and, in each case, Genius is not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding year and provided certain holding period requirements are met. The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Amounts taxable as dividends generally will be treated as income from sources outside the U.S. and will, depending on the circumstances of the U.S. Holder, be “passive” or “general” category income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to such U.S. Holder. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, in certain circumstances, deduct foreign taxes in computing their taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Notwithstanding the foregoing, if (a) Genius is 50% or more owned, by vote or value, by U.S. persons and (b) at least 10% of Genius’s earnings and profits are attributable to sources within the U.S., then for foreign tax credit purposes, a portion of Genius’ dividends would be treated as derived from sources within the U.S. In such case, with respect to any dividend paid for any taxable year, the U.S.-source ratio of such dividends for foreign tax credit purposes would be equal to the portion of Genius’ earnings and profits from sources within the U.S. for such taxable year, divided by the total amount of Genius’ earnings and profits for such taxable year.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Genius Ordinary Shares and Public Warrants.

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of Genius ordinary shares or public warrants, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount cash and (y) the fair market value of any other property, received in such sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Genius ordinary share or public warrant in each case as calculated in U.S. dollars. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Genius ordinary share or public warrant exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Any gain or loss recognized on the sale, exchange or other taxable disposition of Genius ordinary shares or public warrants generally will be U.S.-source income or loss for purposes of computing the foreign tax credit allowable to a U.S. Holder. Consequently, a U.S. Holder may not be able to claim a credit for any non-U.S. tax imposed upon a disposition of Genius ordinary shares or public warrants unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. Prospective U.S. Holders should consult their tax advisors as to the foreign tax credit implications of such sale, exchange or other taxable disposition of Genius ordinary shares or public warrants.

Exercise, Lapse or Redemption of Public Warrants

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a public warrant, a U.S. Holder generally will not recognize taxable gain or loss on the exercise of a public warrant. The U.S. Holder’s tax basis in the Genius ordinary share received upon exercise of a public warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the public warrant in respect of which the exercised public warrant was received and the exercise price of such public warrant. It is unclear whether the U.S. Holder’s holding period for the Genius ordinary shares received upon exercise of the public warrants will begin on the date following the date of exercise or on the date of exercise of the public warrants; in either case, the holding period will not include the period during which the U.S. Holder held the public warrants. If a public warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the public warrant.

The tax consequences of a cashless exercise of a public warrant are not clear under current tax law. Subject to the PFIC rules discussed below, a cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the Genius ordinary shares received generally should equal the U.S. Holder’s basis in the public warrants exercised therefor. If the cashless exercise were treated as not being a realization event (and not a recapitalization), it is unclear whether a U.S. Holder’s holding period in the Genius ordinary shares would be treated as commencing on the date following the date of exercise or on the date of exercise of the public warrant; in either case, the holding period would not include the period during which the U.S. Holder held the public warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Genius ordinary shares would include the holding period of the public warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered public warrants with an aggregate fair market value equal to the exercise price for the total number of public warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the public warrants deemed surrendered and the U.S. Holder’s adjusted tax basis in such public warrants. In this case, a U.S. Holder’s tax basis in the Genius ordinary shares received would equal the sum of the U.S. Holder’s tax basis in the public warrants exercised and the exercise price of such public warrants. It is unclear whether a U.S. Holder’s holding period for Genius ordinary shares would commence on the date following the date of exercise or on the date of exercise of the public warrants; in either case, the holding period would not include the period during which the U.S. Holder held the public warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Genius ordinary shares received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem public warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities —Warrants — Public Shareholders’ Warrants — Redemption of warrants when the price per Genius ordinary share equals or exceeds $18.00” or the redemption provisions described in the section of this prospectus entitled “Description of Securities —Warrants — Redemption of warrants when the price per Genius ordinary share equals or exceeds $10.00” or if we purchase public warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Genius Ordinary Shares and Public Warrants.” The tax consequences of a cashless exercise of a public warrant occurring after our giving notice of an intention to redeem the public warrant for $0.01 as described in the section of this prospectus entitled “Description of Securities —Warrants — Public Shareholder’s Warrants — Redemption of warrants when the price per Genius ordinary share equals or exceeds $18.00” or for $0.10 as described in the section of this prospectus entitled “Description of Securities —Warrants — Public

Shareholder’s Warrants — Redemption of warrants when the price per Genius ordinary share equals or exceeds $10.00” are unclear under current law. Such cashless exercise may be treated either as if we redeemed such public warrant for Genius ordinary shares or as an exercise of the public warrant. If the cashless exercise of a public warrant for Genius ordinary shares is treated as a redemption, then such redemption generally should be treated as a tax-deferred recapitalization for U.S. federal income tax purposes, in which case a U.S. Holder should not recognize any gain or loss on such redemption, and accordingly, a U.S. Holder’s basis in the Genius ordinary shares received should equal the U.S. Holder’s basis in the public warrant and the holding period of the Genius ordinary shares would include the holding period of the public warrant. If the cashless exercise of a public warrant is treated as such, the tax consequences generally should be as described under the heading “— U.S. Federal Income Taxation of U.S. Holders—Exercise, Lapse or Redemption of a Public Warrant.” Due to the lack of clarity under current law regarding the treatment of a cashless exercise of a public warrant after our giving notice of an intention to redeem the public warrantfor $0.01 or $0.10, there can be no assurance as to which, if any, of the alternative tax consequences described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise of a public warrant occurring after our giving notice of an intention to redeem the public warrant as described above.

Possible Constructive Distributions

The terms of each public warrant provide for an adjustment to the number of Genius ordinary shares for which the public warrant may be exercised or to the exercise price of the public warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities —Warrants — Public Shareholders’ Warrants — Anti-Dilution Adjustments.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the public warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such Genius ordinary shares received upon exercise of the public warrants or to the exercise price of the public warrants increases the proportionate interest of the U.S. Holder of public warrants in our assets or earnings and profits (e.g., through an increase in the number of Genius ordinary shares that would be obtained upon exercise or through a decrease in the exercise price of a public warrant) as a result of a distribution (or a transaction treated as a distribution) of cash or other property, such as other securities, to the holders of Genius ordinary shares, which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the public warrants received a cash distribution from us equal to the fair market value of such increased interest.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of Genius ordinary shares and public warrants could be materially different from that described above if Genius is treated as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

We do not believe Genius will be treated as a PFIC for its current taxable year and do not expect Genius to become one in the near future. Nevertheless, PFIC status is determined annually and depends on the composition of a company’s income and assets and the fair market value of its assets and no assurance can be given as to whether Genius will be a PFIC for any taxable year, in particular because Genius’ PFIC status for any taxable year will generally be determined in part by reference to the value of Genius’ assets and Genius’ revenues.

Although Genius’s PFIC status is determined annually, an initial determination that Genius is a PFIC will generally apply for subsequent years to a U.S. Holder who held Genius ordinary shares or public warrants while Genius was a PFIC, whether or not Genius meets the test for PFIC status in those subsequent years.

If Genius is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Genius ordinary shares or public warrants and, in the case of Genius ordinary shares, the U.S. Holder did not make either an applicable PFIC election (or elections), as further described below under the heading “ — PFIC Elections,” for the first taxable year of Genius in which it was treated as a PFIC, and in which the U.S. Holder held (or was deemed to hold) such Genius ordinary shares or otherwise, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Genius ordinary shares or public warrants (which may include gain realized by reason of transfers of Genius ordinary shares or warrants that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Genius ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Genius ordinary shares).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Genius ordinary shares or public warrants;

•

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Genius’s first taxable year in which Genius is a PFIC, will be taxed as ordinary income;

•

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

•

an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections. In general, if Genius is determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of Genius ordinary shares (but not public warrants) by making and maintaining a timely and valid qualified electing fund (“QEF”) election (if eligible to do so) to include in income its pro rata share of Genius’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which Genius’s taxable year ends and each subsequent taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

It is not entirely clear how various aspects of the PFIC rules apply to the warrants. However, a U.S. Holder may not make a QEF election with respect to its public warrants. As a result, if a U.S. Holder sells or otherwise disposes of such public warrants (other than upon exercise of such public warrants for cash) and Genius was a PFIC at any time during the U.S. Holder’s holding period of such public warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such public warrants properly makes and maintains a QEF election with respect to the newly acquired Genius ordinary shares (or has previously made a QEF election with respect to Genius ordinary shares), the QEF election will apply to the newly acquired Genius ordinary shares. Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Genius ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the public warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. Under another type of purging election, Genius will be deemed to have made a distribution to the U.S. Holder of such U.S. Holder’s pro rata share of Genius’s earnings and profits as determined for U.S. federal income tax purposes. In order for the U.S. Holder to make the second election, Genius must also be determined to be a “controlled foreign corporation” as defined by the U.S. Tax Code (which is not currently expected to be the case). As a result of either purging election, the U.S. Holder will have a new basis and holding period in the Genius ordinary share acquired upon the exercise of the public warrants solely for purposes of the PFIC rules. The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from Genius. If Genius determines that it is a PFIC for any taxable year, Genius intends to, upon written request from a U.S. Holder of Genius ordinary shares, provide the information necessary for such U.S. Holder to make or maintain a QEF election, including information necessary to determine the appropriate income inclusion amounts for purposes of the QEF election. However, there is also no assurance that Genius will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to its Genius ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for Genius’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of Genius ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if Genius is a PFIC for any taxable year, a U.S. Holder of Genius ordinary shares that has made a QEF election will be currently taxed on its pro rata share of Genius’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally may not be treated as dividends when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if Genius is not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to Genius ordinary shares for such a taxable year.

Alternatively, if Genius is a PFIC and Genius ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder makes a mark-to-market election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Genius ordinary shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Genius ordinary shares at the end of such year over its adjusted basis in its Genius ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Genius ordinary shares over the fair market value of its Genius ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Genius ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Genius ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to public warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the NYSE (on which Genius ordinary shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Genius ordinary shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Genius ordinary shares under their particular circumstances.

Related PFIC Rules. If Genius is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Genius receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. Upon written request, Genius will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that Genius will have timely knowledge of the status of any such lower-tier PFIC. In addition, Genius may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance Genius will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Genius ordinary shares and public warrants are urged to consult their own tax advisors concerning the application of the PFIC rules to Genius Securities under their particular circumstances.

Additional Reporting Requirements

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property to Genius. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. In addition, certain U.S. Holders (and to the extent provided in IRS guidance, certain individual Non-U.S. Holders) holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Genius ordinary shares, subject to certain exceptions (including an exception for Genius ordinary shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold Genius ordinary shares. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Genius ordinary shares.

U.S. Federal Income Taxation of Non-U.S. Holders

As used herein, a “Non-U.S. Holder” is a beneficial owner (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) of Genius ordinary shares or public warrants, as applicable, that is not a U.S. Holder.

The following describes U.S. federal income tax considerations relating to the ownership and disposition of Genius ordinary shares and public warrants by a Non-U.S. Holder.

Tax Consequences to Non-U.S. Holders of Ownership and Disposition of Genius Ordinary Shares and Public Warrants

Dividends and Other Distributions on Genius Ordinary Shares. Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on dividends (including dividends with respect to constructive distributions, as further described under the heading “ — U.S. Federal Income Taxation of U.S. Holders — Possible Constructive Distributions”)

received from Genius on Genius ordinary shares (or, with respect to constructive distributions, on public warrants) unless the income from such dividends is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States and, if provided under an applicable income tax treaty, is attributable to a permanent establishment or a “fixed base” maintained by the Non-U.S. Holder in the United States), in which case, a Non-U.S. Holder will be subject to regular federal income tax on such dividend generally in the same manner as discussed in the section above under “ — U.S. Federal Income Taxation of U.S. Holders — Tax Consequences to U.S. Holders of Ownership and Disposition of Genius Ordinary Shares and Public Warrants— Dividends and Other Distributions on Genius Ordinary Shares,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such dividend, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Gain or Loss on Sale, Taxable Exchange or other Taxable Disposition of Genius Ordinary Shares and Public Warrants. Subject to the discussion below concerning backup withholding, Non-U.S. Holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of Genius ordinary shares or public warrants, unless either:

(i)

the gain is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the United States, and, if provided in an applicable income tax treaty, is attributable to a “permanent establishment” or a “fixed base” maintained by the Non-U.S. Holder in the United States; or

(ii)

the Non-U.S. Holder is an individual who is treated as present in the U.S. for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case such gain (which gain may be offset by certain U.S.-source losses) generally will be taxed at a 30% rate (or lower applicable treaty rate).

A Non-U.S. Holder described in the first bullet point above will be subject to regular U.S. federal income tax on the net gain derived from the sale generally in the same manner as discussed in the section above under “ — U.S. Federal Income Taxation of U.S. Holders — Tax Consequences to U.S. Holders of Ownership and Disposition of Genius Ordinary Shares and Public Warrants — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Genius Ordinary Shares and Public Warrants,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of a corporate Non-U.S. Holder that are attributable to such gain, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Exercise, Lapse or Redemption of Public Warrants. The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a public warrant, or the lapse of a public warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a public warrant by a U.S. Holder, as described under “— U.S. Federal Income Taxation of U.S. Holders—Exercise, Lapse or Redemption of Public Warrants,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described under the heading “— Gain or Loss on Sale, Exchange, or other Taxable Disposition of Genius Ordinary Shares and Public Warrants” for a Non-U.S. Holder’s gain on the sale or other disposition of public warrants.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding. Backup withholding generally will not apply, however, to a U.S. Holder if (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF GENIUS ORDINARY SHARES AND PUBLIC WARRANTS INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

United Kingdom Tax Considerations

The comments below provide a general summary of certain United Kingdom (“U.K.”) tax considerations relating to the holding of ordinary shares and warrants issued by Genius pursuant to the Business Combination (together, the “Genius Securities”). They do not address any other matter, such as the tax consequences of the Business Combination itself for Genius or for holders of Genius Securities. The comments below are of a general nature and are not intended to be an exhaustive summary of all U.K. tax considerations relating to an investment in the Genius Securities. The comments below are based on current U.K. tax law as applied in England and Wales and HM Revenue & Customs (“HMRC”) published practice (which may not be binding on HMRC) relating only to certain aspects of U.K. tax, both of which may be subject to change, possibly with retrospective effect. They do not necessarily apply where any income from the Genius Securities is deemed for tax purposes to be the income of any other person. The U.K. tax treatment of prospective holders of Genius Securities depends on their individual circumstances and may be subject to change in the future. The comments below relate only to the position of persons who are the absolute beneficial owners of Genius Securities (and any dividends payable on their Genius Securities), who hold Genius Securities as a capital investment and whose Genius warrants entitle them to acquire less than 10% of the ordinary share capital of Genius. Certain classes of persons (such as charities, trustees, brokers, dealers, market makers, depositaries, clearance services, certain professional investors, persons connected with Genius or persons who acquire (or are deemed to acquire) shares by reason of an office or employment) may be subject to special rules and the comments below do not apply to such holders. The comments below do not purport to constitute legal or tax advice. Any holder or prospective holder of Genius Securities who is in doubt as to their own tax position or who may be subject to tax in a jurisdiction other than the U.K. should consult their professional advisors.

Tax Residency of Genius

So far as practicable, Genius intends to conduct its affairs such that its central management and control is carried on in the U.K. and accordingly it intends to be treated as resident in the U.K. for U.K. tax purposes. The comments below assume that Genius will be resident solely in the U.K. for U.K. tax purposes.

U.K. Resident Holders of Genius Ordinary Shares

Taxation of Dividends – Withholding Tax

Payments of dividends on the Genius ordinary shares may be made by Genius without withholding or deduction for or on account of U.K. income tax.

Taxation of Dividends – Individual Shareholders

A U.K. resident individual shareholders should not be subject to U.K. income tax on dividends received by such individual shareholder from Genius if the total amount of dividend income received by the individual in the tax year (including dividends from Genius) does not exceed the applicable dividend allowance, which is currently £2,000 for the tax year 2021-2022.

In determining the income tax rate or rates applicable to such individual shareholder’s taxable income, dividend income is treated as the highest part of such individual shareholder’s income. Dividend income that falls within the applicable dividend allowance should count towards the basic, higher or additional rate limits (as applicable) which may affect the rate or rates of tax due on any dividend income in excess of the applicable dividend allowance.

To the extent that such individual shareholder’s dividend income for the tax year exceeds the applicable dividend allowance and, when treated as the highest part of such individual shareholder’s income, falls above such individual shareholder’s personal allowance but below the basic rate limit, such an individual shareholder should be subject to tax on that dividend income at the dividend basic rate, currently 7.5%. To the extent that such dividend income falls above the basic rate limit but below the higher rate limit, such an individual shareholder should be subject to tax on that dividend income at the dividend upper rate, currently 32.5%. To the extent that such dividend income falls above the higher rate limit, such an individual shareholder should be subject to tax on that dividend income at the dividend additional rate, currently 38.1%.

Taxation of Dividends – Corporate Shareholders

Shareholders who are within the charge to U.K. corporation tax (including shareholders who are non-U.K. resident companies whose Genius ordinary shares are used, held or acquired for the purposes of a trade carried on in the U.K. through a permanent establishment) should be subject to corporation tax on dividends paid by Genius, unless (subject to special rules for such shareholders that are small companies) the dividends fall within an exempt class and certain other conditions are met. Each shareholder’s position will depend on its own individual circumstances, although it would normally be expected that the dividends paid by Genius would fall within an exempt class.

Taxation of Capital Gains

Shareholders who are resident in the U.K. or, in the case of individuals, who were resident and cease to be resident in the U.K. for a period of five years or less, may (depending on their circumstances and the availability of exemptions or reliefs) be liable to U.K. taxation on chargeable gains in respect of gains arising from a sale or other disposal of Genius ordinary shares.

In the case of individual shareholders, in calculating any gain or loss on disposal of Genius ordinary shares, sterling values are compared at acquisition and disposal. Accordingly, a chargeable gain can arise even where the foreign currency amount received on a disposal is less than or the same as the amount paid (or treated as paid) for the Genius ordinary shares.

Shareholders within the charge to U.K. corporation tax are generally required to compute chargeable gains by reference to acquisition cost and disposal proceeds in such shareholder’s functional currency, unless (in the case of certain companies) they have elected otherwise.

U.K. Resident Holders of Genius Warrants

Individual Shareholders

Disposals of warrants by warrantholders who are either individuals or trustees and are resident for tax purposes in the U.K. or, in the case of individuals, who were resident and cease to be resident in the U.K. for a period of five years or less, may give rise to chargeable gains or allowable losses for the purposes of taxation of chargeable gains. In calculating any gain or loss on disposal of warrants, sterling values are compared at acquisition and transfer. Accordingly, a chargeable gain can arise even where the foreign currency amount received on a disposal is less than or the same as the amount paid (or treated as paid) for the warrants. The expiry of a warrant which is listed on a recognised stock exchange without it being exercised should be treated as a disposal of the warrant to which the foregoing treatment applies.

An exercise of warrants should not of itself give rise to a charge to U.K. taxation. For the purposes of the taxation of chargeable gains, the acquisition cost of the Genius ordinary shares acquired pursuant to the exercise will be in principle equal to the acquisition cost of the warrant plus the applicable exercise price.

Corporate Shareholders

Warrantholders within the charge to U.K. corporation tax (including warrantholders who are non-U.K. resident companies whose Genius warrants are used, held or acquired for the purposes of a trade carried on in the U.K. through a permanent establishment) should generally be subject to tax as income on all profits and gains from the Genius warrants determined in accordance with their statutory accounting treatment. Such warrantholders will broadly be charged in each accounting period by reference to all amounts which, in accordance with generally accepted accounting practice, are recognised in determining the warrantholder’s profit or loss for that period. Fluctuations in value relating to foreign exchange gains and losses in respect of the Genius warrants may be brought into account as income in accordance with the foregoing.

Non-U.K. Holders of Genius Securities

A holder (whether an individual or body corporate) of Genius Securities which is resident or otherwise subject to tax outside the U.K. may be subject to foreign tax on income and/or capital gains under local law. Holders to whom this may apply should obtain their own tax advice concerning tax liabilities relating to the Genius Securities.

Taxation of Dividends

Dividends paid by Genius may be chargeable to U.K. tax by direct assessment (including self-assessment), irrespective of the residence of the holder of the Genius ordinary shares. However, dividends should not be chargeable to U.K. tax in the hands of shareholders (other than certain trustees) who are not resident for tax purposes in the U.K., except where the shareholder carries on a trade, profession or vocation in the U.K. through a branch or agency, or in the case of a corporate shareholder, carries on a trade through a permanent establishment in the U.K., in connection with which the dividend is received or to which the Genius ordinary shares are attributable.

Capital Gains

Capital gains on the disposal (or deemed disposal) of the Genius Securities should not be chargeable to U.K. tax in the hands of holders of Genius Securities (other than certain trustees) who are not resident for tax purposes in the U.K., except where the holder carries on a trade, profession or vocation in the U.K. through a branch or agency, or in the case of a corporate holder, carries on a trade through a permanent establishment in the U.K., in connection with which the capital gain is realised or to which the Genius Securities are attributable.

A holder of Genius Securities who is an individual and who is temporarily resident for tax purposes outside the U.K. at the date of disposal (or deemed disposal) of the Genius Securities may also be liable, on their return to the U.K., to U.K. tax on chargeable gains (subject to any available exemption or relief).

U.K. Stamp Duty and Stamp Duty Reserve Tax

The comments below summarise certain current law and are intended as a general guide only to stamp duty and stamp duty reserve tax (“SDRT”). Special rules apply to agreements made by broker dealers and market makers in the ordinary course of their business and to transfers, agreements to transfer, or issues to certain categories of person (such as depositaries and clearance services) which may be liable to stamp duty or SDRT at a higher rate.

No U.K. stamp duty or SDRT should be payable on the issue of the Genius ordinary shares by Genius. U.K. stamp duty may arise in respect of a written instrument by which the warrants are issued or constituted generally at 0.5% of the amount or value of the consideration given.

As Genius is not incorporated in the U.K., it is considered that no SDRT should be payable on the transfer of, or an agreement to transfer, the Genius Securities provided that the Genius Securities are not registered in a register kept in the U.K. by or on behalf of Genius. It is not intended that such a register will be kept in the U.K.

No U.K. stamp duty should be payable on the transfer of the Genius Securities provided that this does not involve a written instrument of transfer. U.K. stamp duty, generally at the rate of 0.5% of the amount or value of the consideration for the transfer, could arise in respect of a written instrument effecting the transfer of the Genius Securities.

The U.K. tax considerations relating to the Business Combination and the Genius Securities are complex. the foregoing comments do not address all aspects of the U.K. tax that may be relevant to a particular holder of Genius Securities. All holders and prospective holders are urged to consult with their own tax advisor with respect to the tax consequences of the Business Combination.

Island of Guernsey Tax Considerations

The following summary of the anticipated tax treatment in Guernsey applies to persons holding Genius ordinary shares as an investment and the potential tax treatment, depending on the individual status of investors, on Genius shareholders resident in Guernsey. The summary does not constitute legal or tax advice and is based on taxation law and published Revenue Service practice in Guernsey at the date of this document, which is subject to change, possibly with retroactive effect. Prospective investors should be aware that the level and bases of taxation may change from those described and should consult their own professional advisers on the implications of making an investment in, holding or disposing of Genius ordinary shares under the laws of the countries in which they are liable to taxation. The statements included in this section are the opinion of Carey Olsen (Guernsey) LLP, Guernsey counsel to Genius.

Taxation of Genius

It is the intention of the Directors to conduct the affairs of Genius so as to ensure that it is U.K. tax resident and not tax resident in any other jurisdiction, including Guernsey. As a company incorporated in Guernsey, Genius shall be treated as tax resident in Guernsey unless it is proved to the satisfaction of the Director of the Revenue Service in Guernsey that Genius is (i) tax resident in the United Kingdom as a matter of the law of the United Kingdom, (ii) centrally managed and controlled in the United Kingdom, and (iii) Genius’s tax residence in the United Kingdom is not motivated by the avoidance, reduction or deferral of Guernsey tax.

The Directors have received confirmation from the Revenue Service in Guernsey that Genius will be treated as non-resident in Guernsey for tax purposes.

Taxation of Genius Shareholders

Dividends paid by Genius to Genius shareholders who are not resident in Guernsey (which includes Alderney and Herm) for tax purposes (and do not have a permanent establishment in Guernsey) can be paid to such Genius shareholders, either directly or indirectly, without the withholding of Guernsey tax and without giving rise to any other liability to Guernsey income tax.

Genius shareholders who are resident for tax purposes in Guernsey (which includes Alderney or Herm), or who are not so resident but have a permanent establishment in Guernsey to which the holding of their Genius ordinary shares is related, will incur Guernsey income tax at the applicable rate on a dividend paid to them by Genius.

ENFORCEABILITY OF JUDGMENTS

Enforceability of Civil Liabilities

In Guernsey, foreign judgments can be recognized by the Royal Court of Guernsey (the “Guernsey Court”) either under the Foreign Judgments (Reciprocal Enforcement) (Guernsey) Law, 1957, as amended (the “1957 Law”), which provides a statutory framework for the enforcement of judgments made in a reciprocating country and of a kind to which the 1957 Law applies, or under the principles of common law. Save for very exceptional and limited circumstances, if the 1957 Law does not apply then the common law prevails.

For jurisdictions not included in the 1957 Law, including the U.S., a judgment obtained in a court in the U.S. against Genius (or its directors or officers) cannot be registered or enforced in Guernsey, pursuant to the 1957 Law, but may be enforceable by separate action on the judgment in accordance with Guernsey common law rules.

To enforce the judgment of a court of the U.S. in Guernsey, the claimant would be required to bring fresh proceedings before the Guernsey Court, suing on the foreign judgment itself and applying for summary judgment if the case is placed on the pleadings list (essentially, where the case is defended). In such an action, the Guernsey Court is unlikely to re-examine the merits of the original case decided by a U.S. court.

According to current practice, the Guernsey Court will (subject to the following matters) enforce the judgment of a court in the United States in in personam proceedings provided that the following conditions inter alia are satisfied:

(a)	the judgment is for a debt or fixed or ascertainable sum of money (provided that the judgment does not relate to U.S. penal, revenue or other public laws);

(b)	the judgment is final and conclusive; and

(c)	the court in the U.S. had, at the time when proceedings were served, jurisdiction over the judgment debtor in accordance with the Guernsey rules of private international law.

The Guernsey Court will not, however, enforce that judgment if the judgment debtor satisfies the Guernsey Court that:

(a)	the judgment was given in proceedings that were in breach of principles of natural or substantial justice;

(b)	enforcement of the judgment would be contrary to Guernsey public policy;

(c)	the foreign court did not have jurisdiction to give that judgment according to Guernsey rules on the conflict of laws;

(d)	there was fraud on the part of the U.S. court pronouncing judgment;

(e)	there was fraud on the part of the party in whose favour the judgment was given;

(f)	enforcement proceedings are time barred under the Guernsey laws on prescription/limitation;

(g)	the foreign judgment is not for a definite sum of money (which is not a sum in respect of taxes or penalties) or is not final and conclusive;

(h)	the foreign judgment was against a person who was entitled to immunity from the courts of that country; and

(i)

the foreign court had no jurisdiction in circumstances where the judgment debtor was, at the time the proceedings were instituted, present in the foreign country and the bringing of proceedings in that U.S. court was contrary to an agreement under which the dispute was to be settled and the judgment debtor did not agree to the proceedings being brought in that U.S. court, nor counterclaimed or otherwise submitted to the jurisdiction.

If the Guernsey Court gives judgment for the sum payable under a judgment of a United States court, the Guernsey judgment would be enforceable by the methods generally available for the enforcement of Guernsey judgments. These give the Guernsey Court discretion whether to allow enforcement by any particular method. In addition, it may not be possible to obtain a Guernsey judgment or to enforce any Guernsey judgment: if the judgment debtor is subject to any insolvent administration or similar proceedings; if there is delay; if an appeal is pending or anticipated against the Guernsey judgment in Guernsey or against the foreign judgment in the courts of the United States; or if the judgment debtor has any set-off or counterclaim against the judgment creditor. Additionally any security interest may affect the circumstances where the Guernsey Court provides judicial assistance to persons empowered under foreign bankruptcy law to act on behalf of an insolvent company and/or in relation to the enforcement of a judgment debt.

Jurisdiction

A foreign court is considered to have jurisdiction where one of four criteria is met, being any of the following:

(a)

where the respondent to the order sought to be enforced was, at the time the proceedings were instituted, present in the foreign jurisdiction (and where that “person” is a corporate entity, where it is resident or maintains a fixed place of business in the foreign jurisdiction);

(b)	where the respondent to the order sought to be enforced was a claimant or counterclaimant in the proceedings in the foreign court;

(c)	where the respondent to the order sought to be enforced submitted to the jurisdiction of the foreign court by voluntarily appearing in the proceedings; or

(d)	where the respondent to the order sought to be enforced agreed, prior to the commencement of the proceedings, to submit to the jurisdiction of the foreign court.

Sum of Money

It is a generally accepted principle of common law in Guernsey that for the Guernsey Court to recognise a foreign judgment, that judgment needs to be for a definite sum of money and must not include deductions or additions for unspecified amounts such as tax, nor can it include penalties.

Final and Conclusive

A foreign judgment which is final and conclusive, for the purposes of recognition under Guernsey common law, is one which cannot be varied by the court which pronounced it, notwithstanding that there may be a right of appeal.

Original actions in courts of Guernsey

The Guernsey Court will prima facie take jurisdiction over an action brought by a holder of Genius ordinary shares under U.S. securities laws against Genius, and would apply U.S. law (if applicable and appropriate) to determine the liability of Genius. However, the Guernsey Court may decline to exercise jurisdiction over the claim. A key factor as to whether the Guernsey Court would take jurisdiction is likely to be an argument on forum conveniens. Factors such as the extent of the disputed issues of foreign law, the nature of the dispute, the residence and place of business of Genius, and the location of key witnesses is likely to influence the Guernsey Court’s decision in this area.

PLAN OF DISTRIBUTION

We are registering the possible offer and sale from time to time by the selling securityholders of up to 142,435,828 ordinary shares. All of the ordinary shares offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from such sales, except with respect to amounts received by us upon exercise of warrants and Options to the extent such warrants and Options are exercised for cash. We are also registering the issuance by us of up to 7,668,381 ordinary shares that may be issued upon exercise of public warrants. We will receive the proceeds from the exercise of public warrants to the extent such warrants are exercised for cash.

Except as set forth in any applicable agreement providing registration rights, the selling securityholders will pay any commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each selling securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The selling securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

Subject to the limitations set forth in any applicable agreement providing registration rights, the selling securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	to or through broker-dealers;

•

at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a selling securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the selling securityholders will sell all or any of the securities offered by this prospectus. In addition, the selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The selling securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker- dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker- dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders may solicit offers to purchase the securities directly from, and they may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We cannot give any assurance as to the liquidity of the trading market for our securities. Our ordinary shares are currently listed on the NYSE under the symbol “GENI.”

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker- dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

The public warrants may be exercised in accordance with the warrant agreement upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, Continental Stock Transfer & Trust Company, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised.

LEGAL MATTERS

Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, advised the Company in connection with this offering. Carey Olsen (Guernsey) LLP, Carey House, Les Banques, St Peter Port, Guernsey, GY1 4BZ, will pass upon the validity of our ordinary shares offered hereby.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus, have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference in this prospectus, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The offices of WithumSmith+Brown, PC are located at 1411 Broadway 9th floor, New York, NY 10018.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including any amendments and exhibits to the registration statement) on Form F-3 under the Securities Act with respect to our ordinary shares offered in this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits for that information. With respect to references made in this prospectus to any contract or other document of Genius, such references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

We maintain a corporate website at https://geniussports.com. The information contained on, or accessible from, or hyperlinked to our website is not a part of this prospectus and you should not consider information on our website to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

20,000,000 Ordinary Shares

Preliminary Prospectus Supplement

, 2023

Lead Bookrunning Manager

Goldman Sachs & Co. LLC